Exhibit 4(g)

Execution Version

K. HOVNANIAN ENTERPRISES, INC.,
as Issuer

HOVNANIAN ENTERPRISES, INC.
and
the other Guarantors party hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

Indenture

Dated as of September 8, 2016

9.50% Senior Secured Notes Due 2020

TABLE OF CONTENTS

i

EXHIBITS

EXHIBIT A	Form of Note and Guarantee
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Affiliate Legend
EXHIBIT F	Regulation S Certificate
EXHIBIT G	Rule 144A Certificate
EXHIBIT H	Institutional Accredited Investor Certificate
EXHIBIT I	Certificate of Beneficial Ownership
EXHIBIT J	Regulation S Temporary Global Note Legend
EXHIBIT K	Unrestricted Subsidiaries
EXHIBIT L	Collateral Perfection Officer’s Certificate

INDENTURE, dated as of September 8, 2016, among K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Issuer”), HOVNANIAN ENTERPRISES, INC., a Delaware corporation (the “Company”), each of the other Guarantors (as defined hereafter) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”) and as Collateral Agent (the “Collateral Agent”).

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Issuer’s 9.50% Senior Secured Notes Due 2020 (the “Notes”). All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes (in the case of any Additional Notes, when duly authorized), when duly issued and executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer as hereinafter provided. The Issuer now wishes to issue Initial Notes for original issue in the aggregate principal amount of $75,000,000.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Guarantees (in the case of the Guarantee of any Additional Notes, when duly authorized), when duly issued and executed by each Guarantor and when the Notes have been authenticated and delivered by the Trustee, the valid obligation of such Guarantor as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I
Definitions and Incorporation by Reference

Section 1.01     Definitions.

“7.000% Notes” means the Issuer’s 7.000% Senior Notes due 2019.

“8.000% Notes” means the Issuer’s 8.000% Senior Notes due 2019.

“Acquired Indebtedness” means (a) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (b) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

“Additional Notes” means any Notes of the Issuer issued under this Indenture in addition to the Initial Notes having the same terms in all respects as the Initial Notes, except for the issue date, the issue price and, in some cases, the initial interest payment date.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with, the Person specified.

“Affiliate Legend” means the legend set forth in Exhibit E.

“Affiliate Transaction” has the meaning ascribed to it in Section 4.13 hereof.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Debt” means all Indebtedness of the Company or any of its Restricted Subsidiaries (i) under Credit Facilities or (ii) that is publicly traded (including in the Rule 144A market), including, without limitation, the Issuer’s senior notes outstanding on the Issue Date.

“Asset Acquisition” means (a) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (b) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a “transaction”) by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5.0 million. The term “Asset Disposition” shall not include:

(a)     a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries (other than a transaction involving a disposition of Collateral or any Capital Stock of a Permitted Joint Venture or JV Holding Company from a member of the Secured Group to a Person that is not a member of the Secured Group),

(b)     a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (i) homes, improved land and unimproved land and (ii) real estate (including related amenities and improvements),

(c)     a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary (other than a JV Holding Company),

(d)     any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following receipt thereof) that (i) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (ii) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped (provided that (except as permitted by clause (c) under the definition of “Permitted Investment”) to the extent that the assets exchanged or swapped were Collateral, the assets (i) are received by a member of the Secured Group and (ii) are pledged as Collateral under the Security Documents substantially simultaneously with such exchange or swap, with the Lien on such assets received being of the same priority with respect to the Notes as the Lien on the assets disposed of),

(e)     any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by Section 4.14 hereof,

(f)     dispositions of mortgage loans and related assets and mortgage- backed securities in the ordinary course of a mortgage lending business,

(g)     the creation of a Permitted Collateral Lien or Permitted Lien and dispositions in connection with Permitted Collateral Liens or Permitted Liens, or

(h)     any sale, transfer, conveyance, lease or other disposition that constitutes a Restricted Payment or Permitted Investment.

“Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Automatic Exchange” has the meaning ascribed to it in Section 2.13 hereof.

“Automatic Exchange Notice” has the meaning ascribed to it in Section 2.13 hereof.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, when used with reference to the Issuer or the Company, as the case may be, the board of directors or any duly authorized committee of that board or any director or directors and/or officer or officers to whom that board or committee shall have duly delegated its authority.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized or required by law or regulation to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means

(a)     U.S. dollars;

(b)     securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(c)     certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(d)     repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) of this definition;

(e)     commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within six months after the date of acquisition; and

(f)     investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (a) through (e) of this definition.

“cash transaction” has the meaning ascribed to it in Section 7.03 hereof.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit I.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means

(a)     any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(b)     a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

(c)     Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

(d)     the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (a) of this definition shall not constitute a Change of Control; or

(e)     a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Collateral” means all property and assets of the members of the Secured Group (whether now owned or hereafter arising or acquired) other than Excluded Property, that secures First-Priority Lien Obligations under the Security Documents.

“Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of September 8, 2016, among the Issuer, the members of the Secured Group, the Existing Senior Secured Notes Collateral Agent, the Collateral Agent and the Joint First Lien Collateral Agent.

“Collateral Agent” means the party named as such in the preamble of this Indenture, including any agent appointed by the Collateral Agent to act in such capacity (which, for avoidance of doubt, includes the Joint First Lien Collateral Agent) or any successor acting in such capacity.

“Collateralized Debt” means the aggregate principal amount of all Indebtedness and letters of credit secured by Liens on the Collateral, but excluding Indebtedness and letters of credit secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Notes.

“Collateral Ratio” means the ratio, calculated as a percentage, of (i) the aggregate fair market value, (as determined in good faith by the chief financial officer of the Company), as of the date of determination, of the Collateral (excluding any Capital Stock of any Person that is not a member of the Secured Group but including the book value of any Permitted Joint Ventures or JV Holding Companies owned by members of the Secured Group) to (ii) the aggregate principal amount of Collateralized Debt as of the date of determination; provided that, to the extent that at the date of determination such Collateral includes any real property, the aggregate fair market value of such real property Collateral shall be determined based on an appraisal by an independent appraiser within the preceding 18 months, as adjusted by the chief financial officer in good faith to reflect changes since the date of such appraisal.

“Commission” means the Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (a) vote in the election of directors of such Person or (b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under this Indenture and its Guarantee(s).

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

(a)     income taxes,

(b)     Consolidated Interest Expense,

(c)     depreciation and amortization expenses and other non-cash charges to earnings,

(d)     interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, and

(e)     any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the issuance of the Notes and the New Second Lien Old Group Notes and the making of the Senior Secured Super Priority Term Loan and (ii) any amendment or other modification of the Notes, the New Second Lien Old Group Notes and the Senior Secured Super Priority Term Loans or other Indebtedness, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period”) for which financial results have been reported immediately preceding the determination date (the “Transaction Date”), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Incurred” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)     the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(b)     any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (b) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (b) thereof, as if it applied to the Person or assets involved before they were acquired; and

(c)     the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a)     interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

(b)     notwithstanding the immediately preceding clause (a), interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(a)     the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company’s, the Issuer’s or such Restricted Subsidiary’s (as applicable) pro rata share of such Unrestricted Subsidiary’s or such other Person’s net income earned during such period,

(b)     except to the extent includable in Consolidated Net Income pursuant to clause (a) of this definition, the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

(c)     the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

(d)     the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or any Asset Disposition by the Company or any Restricted Subsidiary, and

(e)     any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (iii) of Section 4.07(a) hereof, clause (d)(ii) of this definition shall not be applicable.

“Continuing Director” means a director who either was a member of the Board of Directors of the Company on the Effective Date or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company’s stockholders was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-1600.

“Covenant Defeasance” has the meaning ascribed to it in Section 8.02 hereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreement executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof and any indentures or credit facilities or commercial paper facilities that exchange, replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.06) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“December 2017 Notes” means the 6.00% Exchangeable Note Units of the Issuer and the Company issued on October 2, 2012 composed of a senior unsecured exchangeable note of the Issuer and guaranteed by the applicable Guarantors and a senior unsecured amortizing note of the Issuer and guaranteed by the applicable Guarantors.

“Depositary” means the depositary of each Global Note, which shall initially be DTC.

“Designation Amount” has the meaning ascribed to it in the definition of “Unrestricted Subsidiary.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (b) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control or asset disposition occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control or asset disposition provision applicable to such Capital Stock are no more favorable to such holders than the provisions of Section 4.10 or Section 4.12 hereof (as applicable) and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of the Notes as are required pursuant to the provisions of Section 4.10 or Section 4.12 hereof (as applicable).

“DTC” means The Depository Trust Company, a New York corporation.

“DTC Legend” means the legend set forth in Exhibit D.

“Equity Offering” means any public or private sale, after the Issue Date, of Qualified Stock of the Company, other than (i) an Excluded Contribution, (ii) public offerings registered on Form S-4 or S-8 or any successor form thereto or (iii) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Euroclear” means Euroclear Bank S.A./N.V. and its successors or assigns, as operator of the Euroclear System.

“Event of Default” has the meaning ascribed to it in Section 5.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means cash or Cash Equivalents received by the Company as capital contributions to its equity (other than through the issuance of Disqualified Stock) or from the issuance or sale (other than to a Subsidiary) of Qualified Stock of the Company, in each case, after January 31, 2008 (provided that, on the Effective Date, the amount of Excluded Contributions under this Indenture shall be the amount of Excluded Contributions calculated pursuant to the definition of “Excluded Contributions” in the Existing Senior Secured Notes Indenture; provided, further, that subsequent reductions in such usage (or deemed usage) pursuant to the terms of such indenture shall be given effect as well) and to the extent designated as an Excluded Contribution pursuant to an Officers’ Certificate of the Company.

“Excluded Fee Payments” means cash or Cash Equivalents received as payment of management fees received by any member of the Secured Group on or after November 1, 2011 pursuant to management agreements existing on November 1, 2011 with respect to joint ventures.

“Excluded Property” means (a) any pledges of stock of a Guarantor to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the Commission of separate financial statements of such Guarantor that are not otherwise required to be filed, but only to the extent necessary to not be subject to such requirement, (b) up to $10.0 million of assets received in connection with Asset Dispositions and asset swaps or exchanges as permitted by clause (c) of the definition of “Permitted Investment,” (c) real property subject to a Lien securing Indebtedness incurred for the purpose of financing the acquisition thereof, (d) real property located outside the United States, (e) Unentitled Land, (f) real property that is leased or held for the purpose of leasing to unaffiliated third parties, (g) equity interests in Unrestricted Subsidiaries, including JV Holding Companies and (h) assets, with respect to which any applicable law or contract prohibits the creation or perfection of security interests therein.

“Existing First Lien Old Group Notes” means the Issuer’s 7.25% Senior Secured First Lien Notes due 2020.

“Existing First Lien Old Group Notes Collateral Agent” means the Existing First Lien Old Group Notes Trustee acting as the collateral agent for the holders of the Existing First Lien Old Group Notes under the Existing First Lien Old Group Notes Indenture and the security documents related thereto and any successor acting in such capacity.

“Existing First Lien Old Group Notes Guarantees” means the guarantee of the Existing First Lien Old Group Notes by each guarantor under the Existing First Lien Old Group Notes Indenture.

“Existing First Lien Old Group Notes Indenture” means the indenture, dated as of October 2, 2012, by and among the Issuer, the Company, each of the guarantors party thereto, the Existing First Lien Old Group Notes Trustee and the Existing First Lien Old Group Notes Collateral Agent, as amended or supplemented as of the date hereof and as further amended or supplemented from time to time hereafter, under which the Existing First Lien Old Group Notes were issued.

“Existing First Lien Old Group Notes Trustee” means Wilmington Trust, National Association acting as the trustee for the holders of the Existing First Lien Old Group Notes under the Existing First Lien Old Group Notes Indenture and any successor acting in such capacity.

“Existing Second Lien Old Group Notes” means the Issuer’s 9.125% Senior Secured Second Lien Notes due 2020.

“Existing Second Lien Old Group Notes Collateral Agent” means the Existing Second Lien Old Group Notes Trustee acting as the collateral agent for the holders of the Existing Second Lien Old Group Notes under the Existing Second Lien Old Group Notes Indenture and the security documents related thereto and any successor acting in such capacity.

“Existing Second Lien Old Group Notes Guarantees” means the guarantee of the Existing Second Lien Old Group Notes by each guarantor under the Existing Second Lien Old Group Notes Indenture.

“Existing Second Lien Old Group Notes Indenture” means the indenture, dated as of October 2, 2012, by and among the Issuer, the Company, each of the guarantors party thereto, the Existing Second Lien Old Group Notes Trustee and the Existing Second Lien Old Group Notes Collateral Agent, as amended or supplemented as of the date hereof and as further amended or supplemented from time to time hereafter, under which the Existing Second Lien Old Group Notes were issued.

“Existing Second Lien Old Group Notes Trustee” means Wilmington Trust, National Association acting as the trustee for the holders of the Existing Second Lien Old Group Notes under the Existing Second Lien Old Group Notes Indenture and any successor acting in such capacity.

“Existing Senior Secured Notes” means the Issuer’s 2.00% Senior Secured Notes due 2021 and 5.00% Senior Secured Notes due 2021.

“Existing Senior Secured Notes Collateral Agent” means the Existing Senior Secured Notes Trustee acting as the collateral agent for the holders of the Existing Senior Secured Notes under the Existing Senior Secured Notes Indenture and the security documents related thereto and any successor acting in such capacity.

“Existing Senior Secured Notes Indenture” means the indenture dated as of November 1, 2011 among the Issuer, the Company, the other guarantors party thereto and the Existing Senior Secured Notes Trustee and the Existing Senior Secured Notes Collateral Agent, as amended or supplemented as of the date hereof and as further amended or supplemented from time to time hereafter, under which the Existing Senior Secured Notes were issued.

“Existing Senior Secured Notes Trustee” means Wilmington Trust, National Association acting as the trustee for the holders of the Existing Senior Secured Notes under the Existing Senior Secured Notes Indenture and any successor acting in such capacity.

“Existing Unsecured Notes” means the 7.000% Notes and the 8.000% Notes.

“expiration date” has the meaning ascribed to it in Section 3.05(b) hereof.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“First-Priority Lien Obligations” means all Indebtedness secured pursuant to clause (a) of the definition of “Permitted Collateral Liens”, and all Obligations in respect thereof.

“First-Priority Liens” means all Liens that secure the First-Priority Lien Obligations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the November 1, 2011.

“Global Note” means a Note in registered, global form without interest coupons.

“Guarantee” means the guarantee of the Notes by each Guarantor under this Indenture.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, that the term “guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (a) initially, the Company and each of the other Guarantors signatory hereto as set forth on Schedule A hereto, which includes each of the Company’s Restricted Subsidiaries in existence on the Issue Date, other than the Issuer and (b) each of the Company’s Subsidiaries that becomes a Guarantor of the Notes pursuant to the provisions of this Indenture, and their successors, in each case until released from its respective Guarantee pursuant to this Indenture.

“Holder” or “Holder of Notes” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

“incurrence” has the meaning ascribed to it in Section 4.06(a) hereof.

“Indebtedness” of any Person means, without duplication,

(a)     any liability of such Person for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP), or in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

(b)     any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided, however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to Section 4.07 hereof,

(c)     to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

(d)     all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (ii) the maximum liability of such Person for any contingent obligations under clause (a) of this definition at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (iii) in the case of clause (d) of this definition, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Notes” means the Notes of the Issuer issued under this Indenture on the Issue Date and any Notes issued in replacement thereof.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit H hereto.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (a) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales)), and (b) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (a) Interest Expense and (b) all capitalized interest and amortized debt issuance costs.

“Interest Payment Date” means each August 15 and February 15 of each year, commencing February 15, 2017.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred under this Indenture.

“Investment Grade” means, with respect to a debt rating of the Notes, a rating of Baa3 (or the equivalent) or higher by Moody’s together with a rating of BBB- (or the equivalent) or higher by S&P or, in the event S&P or Moody’s or both shall cease rating the Notes (for reasons outside the control of the Company or the Issuer) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” of any Person means (a) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (b) all guarantees of Indebtedness or other obligations of any other Person by such Person, (c) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (d) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means September 8, 2016.

“Issuer” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under this Indenture.

“January 2017 Notes” means the Issuer’s 8.625% Senior Notes due 2017.

“Joint First Lien Collateral Agent” means the Existing Senior Secured Notes Collateral Agent, in its capacity as collateral agent for the Existing Senior Secured Notes and the Notes pursuant to the appointment under the Collateral Agency Agreement or any successor acting in such capacity.

“JV Holding Company” means a Subsidiary of JV Holdings, the only material asset of which constitutes Capital Stock of one or more joint ventures owned on the Effective Date or Permitted Joint Ventures in existence on the Effective Date or acquired or formed after the Effective Date; provided that none of JV Holdings, K. Hovnanian JV Services Company, L.L.C., K. Hovnanian HovWest Holdings L.L.C. and HovWest Land Acquisition LLC shall be deemed JV Holding Companies.

“JV Holdings” means K. Hovnanian JV Holdings, L.L.C.

“Legal Defeasance” has the meaning ascribed to it in Section 8.01 hereof.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Make-Whole Amount” has the meaning ascribed to it in Section 3.01 hereof.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the NYSE MKT or The Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the NYSE MKT or covered by at least two reputable market makers.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage Subsidiary” means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

“Net Cash Proceeds” means with respect to an Asset Disposition, payments received in cash (including any such payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property (other than Indebtedness secured by Liens on the Collateral) in accordance with the terms of any Lien or agreement upon or with respect to such Property or which such Indebtedness must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

“New Second Lien Old Group Notes” means the Issuer’s 10.000% Senior Secured Second Lien Notes due October 15, 2018.

“New Second Lien Old Group Notes Collateral Agent” means the New Second Lien Old Group Notes Trustee acting as the collateral agent for the holders of the New Second Lien Old Group Notes under the New Second Lien Old Group Notes Indenture and the security documents related thereto and any successor acting in such capacity.

“New Second Lien Old Group Notes Guarantees” means the guarantee of the New Second Lien Old Group Notes by each guarantor under the New Second Lien Old Group Notes Indenture.

“New Second Lien Old Group Notes Indenture” means the indenture, dated as of September 8, 2016, by and among the Issuer, the Company, each of the guarantors party thereto, the New Second Lien Old Group Notes Trustee and the New Second Lien Old Group Notes Collateral Agent, as amended or supplemented as of the date hereof and as further amended or supplemented from time to time hereafter, under which the New Second Lien Old Group Notes are issued.

“New Second Lien Old Group Notes Trustee” means Wilmington Trust, National Association acting as the trustee for the holders of the New Second Lien Old Group Notes under the New Second Lien Old Group Notes Indenture and any successor acting in such capacity.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (b) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“Non-U.S. Person” means a Person that is not a “U.S. person,” as such term is defined in Regulation S.

“Notes” has the meaning ascribed to it in the Recitals hereof.

“Obligations” means with respect to any Indebtedness, all obligations (whether in existence on the Effective Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“offer” has the meaning ascribed to it in Section 3.05(a) hereof.

“Offer to Purchase” has the meaning ascribed to it in Section 3.05(a) hereof.

“Officer,” when used with respect to the Issuer or the Company, means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Issuer or the Company, as the case may be.

“Officers’ Certificate,” when used with respect to the Issuer or the Company, means a certificate signed by the chairman of the Board of Directors, the president or chief executive officer, or any vice president and by the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Issuer or the Company, as the case may be.

“Opinion of Counsel” means a written opinion signed by legal counsel of the Issuer or the Company, who may be an employee of, or counsel to, the Issuer or the Company, and who shall be reasonably satisfactory to the Trustee.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Regulation S Global Note” means a Regulation S Global Note that does not bear the Regulation S Temporary Global Note Legend.

“Permitted Collateral Liens” means Liens on the Collateral

(a)     securing (i) the Notes (other than Additional Notes), the Guarantees thereof and other Obligations under this Indenture and the Security Documents and in respect thereof and any obligations owing to the Trustee or the Collateral Agent under this Indenture or the Security Documents, (ii) the Existing Senior Secured Notes issued on November 1, 2011, the guarantees thereof and other Obligations under the Existing Senior Secured Notes Indenture and the Security Documents (as defined in the Existing Senior Secured Notes Indenture) and in respect thereof and any obligation owing to the Existing Senior Secured Notes Trustee or the Existing Senior Secured Notes Collateral Agent and (iii) any Refinancing Indebtedness in respect of clauses (i) and (ii) hereof, and Obligations in respect of clauses (i) and (ii) hereof;

(b)     of a type described in clauses (a), (b), (c), (e), (f), (g), (j), (k), (m), (n), (o), (p), (r), (u), (v), (w) or (x) of the definition of “Permitted Liens”; and

(c)     of a type described in clauses (d), (q) or (t) of the definition of “Permitted Liens”, provided that such Liens and the related obligations are for the benefit of the Secured Group.

“Permitted Hovnanian Holders” means, collectively, Ara K. Hovnanian, the members of his immediate family and the members of the immediate family of the late Kevork S. Hovnanian, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

“Permitted Indebtedness” means

(a)     Indebtedness under Credit Facilities in an aggregate amount incurred under this clause (a) that, together with the principal amount then outstanding of Existing First Lien Old Group Notes, Existing Second Lien Old Group Notes, New Second Lien Old Group Notes, the Senior Secured Super Priority Term Loan, the December 2017 Notes, the Existing Unsecured Notes and the Revolving Credit Facility (and any Refinancing Indebtedness in respect thereof), does not exceed $1,500.0 million principal amount outstanding at any one time; provided that no member of the Secured Group incurs, or guarantees, such Indebtedness; provided, further, that all Indebtedness incurred under this clause (a) (other than (i) intercompany debt obligations of the Company, the Issuer or a Restricted Subsidiary, together with any amounts outstanding under subclause (2) of clause (k) of this definition of “Permitted Indebtedness,” not to exceed $20.0 million in aggregate principal amount outstanding at any one time and (ii) Indebtedness outstanding on the Effective Date and incurred under this clause (a)) shall be scheduled to mature no earlier than January 15, 2021;

(b)     Indebtedness under the Notes and Guarantees thereof, other than Additional Notes;

(c)     Indebtedness under the Existing Senior Secured Notes and guarantees thereof, other than Additional Notes (as defined in the Existing Senior Secured Notes Indenture);

(d)     Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

(e)     intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary other than a member of the Secured Group and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary (other than intercompany debt obligations owed by a Restricted Subsidiary that is not a member of the Secured Group to any member of the Secured Group); provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of Section 4.06 hereof at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

(f)     Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

(g)     Purchase Money Indebtedness and Capitalized Lease Obligations entered into in the ordinary course of business in an aggregate principal amount at any one time outstanding not to exceed $25.0 million;

(h)     obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

(i)     Indebtedness entered into in the ordinary course of business secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10.0 million aggregate principal amount outstanding at any one time;

(j)     Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business;

(k)     Indebtedness, which, together with all other Indebtedness under this clause (k), does not exceed an aggregate principal amount of $75.0 million at any one time outstanding, provided that to the extent such Indebtedness is incurred or guaranteed by one or more members of the Secured Group, (i) such Indebtedness incurred or guaranteed is unsecured and (ii) on a pro forma basis, after giving effect to the incurrence of such Indebtedness, the Secured Group Collateral Ratio is not less than 100%, provided, further, that any Indebtedness incurred under this clause (k) (other than (1) Indebtedness outstanding on the Effective Date and incurred under this clause (k), (2) Indebtedness not to exceed, together with any amounts outstanding under subclause (i) of clause (a) of this definition of “Permitted Indebtedness,” $20.0 million in aggregate principal amount outstanding at any one time and (3) Purchase Money Indebtedness not to exceed, together with any amounts outstanding under clause (2) above, $25.0 million in aggregate principal amount outstanding at any one time) shall be scheduled to mature no earlier than (x) January 15, 2021, to the extent that no member of the Secured Group incurs or guarantees such Indebtedness or (y) February 15, 2021, if otherwise; and

(l)     Indebtedness under the January 2017 Notes outstanding on the Effective Date.

“Permitted Investment” means

(a)     Cash Equivalents;

(b)     any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary, other than any Investment by any member of the Secured Group in the Company, the Issuer or any Restricted Subsidiary that is not a member of the Secured Group;

(c)     any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by this Indenture; provided that, to the extent the assets subject to an Asset Disposition or exchange or swap of assets constituted Collateral, any non-cash consideration received in such Asset Disposition or such exchange or swap of assets shall be (a) Replacement Assets owned by a member of the Secured Group and (b) pledged as Collateral under the Security Documents, with the Lien on such Collateral securing the Guarantees being of the same priority with respect to the Guarantees as the Lien on the assets disposed of; provided further that notwithstanding the foregoing clause, up to an aggregate of $10.0 million of (x) non-cash consideration and consideration received as referred to in Section 4.10(b)(ii), (y) assets invested in pursuant to Section 4.10(c) and (z) assets received pursuant to clause (d) under the definition of “Asset Disposition” may be designated by the Company or the Issuer as Excluded Property not required to be pledged as Collateral, so long as the Collateral Ratio is at least 100% after giving effect thereto to the extent the documentation, instruments or agreements governing such non-cash consideration or assets, as applicable, prohibit such a pledge as Collateral;

(d)     Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of this Indenture;

(e)     Investments in Currency Agreements or Interest Protection Agreements described in the definition of “Permitted Indebtedness”;

(f)     any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1.0 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

(g)     Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

(h)     obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages;

(i)     Investments in an aggregate amount outstanding not to exceed $10.0 million; and

(j)     any Investment arising from the incurrence of Indebtedness by any member of the Secured Group (i) in respect of the Notes and the Existing Senior Secured Notes and (ii) that constitutes Indebtedness permitted to be incurred under Section 4.06 (including a Guarantee by any such member of such Indebtedness), which Indebtedness may be Refinancing Indebtedness of the Company, the Issuer or any other Restricted Subsidiary, and, in each case, the related repayment of the Indebtedness of the Company, the Issuer or such other Restricted Subsidiary, provided that (x) any such Indebtedness incurred by members of the Secured Group is unsecured and permitted under Section 4.06 and (y) this clause (j) shall not permit any Guarantee of any other Indebtedness of the Company or any Restricted Subsidiary by any member of the Secured Group.

“Permitted Joint Venture” means any joint venture between any member of the Secured Group and any other person that is not an affiliate of the Company; provided that (i) such joint venture is solely engaged in the business of the development, construction and sale of homes and has no assets, liabilities or operations other than those reasonably related to such business, (ii) such Person owns no Capital Stock or other equity interests in, or Indebtedness of, the Company or any of its Restricted Subsidiaries and makes no Investments in the Company or any of its Restricted Subsidiaries and (iii) any management services agreement with such Permitted Joint Venture is entered into by a member of the Secured Group and not with the Company or any of its other Restricted Subsidiaries; provided that HovWest Land Acquisition LLC shall not be deemed a Permitted Joint Venture.

“Permitted Liens” means

(a)     Liens for taxes, assessments or governmental or quasi- governmental charges or claims that (i) are not yet delinquent, (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (iii) encumber solely property abandoned or in the process of being abandoned,

(b)     statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

(c)     Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security,

(d)     Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (a)(i) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(e)     attachment or judgment Liens not giving rise to a Default or an Event of Default,

(f)     easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(g)     zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(h)     Liens securing Indebtedness incurred pursuant to clause (i) or (j) of the definition of “Permitted Indebtedness”,

(i)     Liens securing Indebtedness and other Obligations incurred pursuant to clauses (a) or (k) of the definition of “Permitted Indebtedness” (including Refinancing Indebtedness in respect thereof incurred pursuant to such clauses),

(j)     Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided that such Liens apply only to (i) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness, or (ii) licenses, permits, authorizations, consent forms or contracts related to the acquisition, development, use or improvement of such property,

(k)     Liens securing Purchase Money Indebtedness; provided that such Liens apply only to (i) the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness, or (ii) licenses, permits, authorizations, consent forms or contracts related to the acquisition, development, use or improvement of such property,

(l)     Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries,

(m)     leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

(n)     purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

(o)     any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under this Indenture,

(p)     any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

(q)     any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(r)     Liens for homeowner and property owner association developments and assessments,

(s)     Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced and have the same or junior priority as the initial Liens; provided further that no Liens may be incurred under this clause (s) in respect of Refinancing Indebtedness incurred to refinance Indebtedness that is secured by Liens incurred under clause (i) of this definition,

(t)     Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

(u)     Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

(v)     Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition,

(w)     Liens existing on the issue date of the Existing Senior Secured Notes (other than Liens securing Applicable Debt) and any extensions, renewals or replacements thereof, and

(x)     Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the Amended and Restated First Lien Pledge Agreement dated as of September 8, 2016 among the Issuer, the members of the Secured Group and the Joint First Lien Collateral Agent as amended, amended and restated, supplemented (including by a joinder thereto) or otherwise modified from time to time.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“purchase amount” has the meaning ascribed to it in Section 3.05(b) hereof.

“purchase date” has the meaning ascribed to it in Section 3.05(b) hereof.

“Purchase Money Indebtedness” means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (a) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (b) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

“Qualified Stock” means Capital Stock of the Company other than Disqualified Stock.

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and the sale of homes and related real estate activities, including the provision of mortgage financing or title insurance.

“Record Date” for the interest payable on any Interest Payment Date means the August 1 or February 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness (to the extent not Permitted Indebtedness) that refunds, redeems, defeases, repurchases, exchanges, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness described under clauses (a) and (d) through (l) of the definition thereof) outstanding on the Effective Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of this Indenture after the Effective Date, but only to the extent that:

(a)     the Refinancing Indebtedness is subordinated, if at all, to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

(b)     the Refinancing Indebtedness is scheduled to mature no earlier than (i) January 15, 2021 to the extent no member of the Secured Group incurs or guarantees such Refinancing Indebtedness or (ii) February 15, 2021, if otherwise,

(c)     [Reserved],

(d)     such Refinancing Indebtedness is in an aggregate principal amount (or accreted value, if applicable) that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, plus any accrued and unpaid interest on such Indebtedness (plus (i) fees and expenses and (ii) the amount of any defeasance costs and any premiums (including tender premiums), in each case incurred in connection with the refinancing thereof), and

(e)     the Refinancing Indebtedness is not incurred or guaranteed by any member of the Secured Group unless the Indebtedness being refinanced was incurred or guaranteed by a member of the Secured Group;

provided, that for purposes of determining the principal amount outstanding under clause (a) of the definition of “Permitted Indebtedness” and clause (i) under the definition of “Permitted Liens”, the principal amount of any Refinancing Indebtedness referred to in such clause shall be calculated excluding any principal amount that was incurred in respect of amounts set forth in the parenthetical in clause (d) of this definition and such principal amount shall nonetheless be permitted under such clause.

“Register” has the meaning ascribed to it in Section 2.09 hereof.

“Registrar” means a Person engaged to maintain the Register.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Regulation S Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Regulation S Temporary Global Note” means a Regulation S Global Note that bears the Regulation S Temporary Global Note Legend.

“Regulation S Temporary Global Note Legend” means the legend set forth in Exhibit J.

“Repurchase Date” has the meaning ascribed to it in Section 4.12(a) hereof.

“Resale Restriction Termination Date” has the meaning ascribed to it in Section 2.13 hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer in the corporate trust department of the Trustee with direct responsibility for the administration of the trust created by this Indenture.

“Restricted Global Note” has the meaning ascribed to it in Section 2.13 hereof.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” means any of the following:

(a)     the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (i) dividends or distributions payable solely in Qualified Stock, (ii) in the case of the Issuer or Restricted Subsidiaries other than members of the Secured Group, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary and (iii) in the case of members of the Secured Group, (A) dividends or distributions payable to any member of the Secured Group and (B) dividends or distributions to the Company, the Issuer or any other Restricted Subsidiary, which dividends or distributions are in an amount not in excess of, and are used to pay, interest on the Notes or the Existing Senior Secured Notes and are made as and when such interest payments are due);

(b)     the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made by (i) any person that is not a member of the Secured Group to the Company, the Issuer or any Restricted Subsidiary or (ii) any member of the Secured Group to any member of the Secured Group); and

(c)     any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (b) of the definition of “Indebtedness”.

“Restricted Period” means the relevant 40-day “distribution compliance period” as such term is defined in Regulation S, which, for each relevant Note, commences on the date such Note is issued.

“Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means the revolving credit facility under the Credit Agreement, dated as of June 7, 2013, among the Issuer, the Company, the other guarantors party thereto, and the lender party thereto, as amended by the Credit Agreement First Amendment, dated as of June 11, 2013, the Credit Agreement Second Amendment, dated as of June 18, 2013, the Credit Agreement Third Amendment, dated as of June 27, 2013 and the Credit Agreement Fourth Amendment, dated as of July 10, 2013 and as further amended, restated, supplemented or otherwise modified from time to time hereafter, including any such amendment, restatement or other modification that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (to the extent such increase in borrowings is permitted under Section 4.06 hereof) or adds the Company, the Issuer or Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Rule 144A Global Note” means a Global Note that bears the Restricted Legend representing Notes issued, transferred or exchanged pursuant to Rule 144A.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor to its debt rating business.

“Secured Group” means JV Holdings and its Subsidiaries that are not Permitted Joint Ventures or JV Holding Companies. On the Effective Date, JV Holdings, K. Hovnanian at Eagle Heights, LLC, K. Hovnanian at Sunrise Trail, LLC, K. Hovnanian Building Company, LLC, K. Hovnanian Companies of Arizona, LLC, K. Hovnanian at Meridian Hills, LLC, K. Hovnanian JV Services Company, L.L.C., K. Hovnanian's Sonata at The Preserve, LLC, K. Hovnanian Homes at Parkside, LLC, K. Hovnanian Parkside Holdings, LLC, Homebuyers Financial USA, LLC, HovWest Land Acquisition, LLC, K. Hovnanian at Cedar Lane Estates, LLC, K. Hovnanian Homes of Delaware I, LLC, K. Hovnanian HovWest Holdings, L.L.C., K. Hovnanian Amber Glen, LLC, K. Hovnanian at Mystic Dunes, LLC, K. Hovnanian at The Highlands at Summerlake Grove, LLC, K. Hovnanian at Valletta, LLC, K. Hovnanian Cypress Creek, LLC, K. Hovnanian Homes of Florida I, LLC, K. Hovnanian Lake Parker, LLC, K. Hovnanian Montclaire Estates, LLC, K. Hovnanian Sereno, LLC, K. Hovnanian TerraLargo, LLC, Amber Ridge, LLC, K. Hovnanian at Amberley Woods, LLC, K. Hovnanian at Bradwell Estates, LLC, K. Hovnanian at Orchard Meadows, LLC, K. Hovnanian at Randall Highlands, LLC, K. Hovnanian at River Hills, LLC, K. Hovnanian at Silverwood Glen, LLC, K. HOVNANIAN AT TAMARACK SOUTH LLC, K. Hovnanian at Tanglewood Oaks, LLC, K. Hovnanian Homes of Maryland I, LLC, K. Hovnanian Homes of Maryland II, LLC, K. Hovnanian at Freehold Township II, L.L.C., K. Hovnanian at Manalapan IV, LLC, K. Hovnanian at Morris Twp II, LLC, K. Hovnanian TBD, LLC, K. Hovnanian's Four Seasons at Malind Bluff, LLC, K. Hovnanian DFW Berkshire, LLC, K. Hovnanian DFW Carillon, LLC, K. Hovnanian DFW Heron Pond, LLC, K. Hovnanian DFW Mustang Lakes, LLC, K. Hovnanian at Canter V, LLC, K. Hovnanian at Dominion Crossing, LLC, K. Hovnanian at Embrey Mill, LLC, K. Hovnanian at Hunter's Pond, LLC, K. Hovnanian at Nicholson, LLC, K. Hovnanian at Pelham's Reach, LLC, K. Hovnanian at Raymond Farm, LLC, K. Hovnanian at Village of Round Hill, LLC, K. Hovnanian at Waterford, LLC, K. Hovnanian at Wellsprings, LLC, K. Hovnanian Homes at Willowsford Grange, LLC, K. Hovnanian Homes at Willowsford New, LLC, K. Hovnanian Homes of Virginia I, LLC, K. Hovnanian at Ladd Ranch, LLC, K. Hovnanian DFW Heatherwood, LLC, K. Hovnanian DFW Maxwell Creek, LLC and K. Hovnanian DFW Richwoods, LLC shall be the members of the Secured Group.

“Secured Group Collateral Ratio” means the ratio, calculated as a percentage, of (i) the aggregate fair market value, (as determined in good faith by the chief financial officer of the Company), as of the date of determination, of the Collateral (excluding any Capital Stock of any Person that is not a member of the Secured Group but including the book value of any Permitted Joint Ventures or JV Holding Companies owned by members of the Secured Group) to (ii) the aggregate principal amount of Indebtedness incurred or guaranteed by any member of the Secured Group as of the date of determination; provided that, to the extent that at the date of determination such Collateral includes any real property, the aggregate fair market value of such real property Collateral shall be determined based on an appraisal by an independent appraiser within the preceding 18 months, as adjusted by the chief financial officer in good faith to reflect changes since the date of such appraisal.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Amended and Restated First Lien Security Agreement dated as of September 8, 2016 among the Issuer, the members of the Secured Group and the Joint First Lien Collateral Agent, as amended, amended and restated, supplemented (including by a joinder thereto) or otherwise modified from time to time.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Collateral Agency Agreement and any other security documents or any other agreement, document or instrument (including control agreements) granting a security interest in any assets of any Person to secure the Indebtedness and related Obligations under the Notes and the Guarantees or under which rights or remedies with respect to any such liens are governed, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Secured Super Priority Credit Agreement” means that certain Credit Agreement, dated as of July 29, 2016, among the Issuer, the Guarantors, the Initial Term Lenders (as defined therein), each lender from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent (as defined therein).

“Senior Secured Super Priority Guarantee” means a Guarantee (as defined in the Senior Secured Super Priority Credit Agreement).

“Senior Secured Super Priority Term Loan” means a Loan (as defined in the Senior Secured Super Priority Credit Agreement).

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Effective Date.

“Subordinated Indebtedness” means Indebtedness subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Successor” has the meaning ascribed to it in Section 4.14 hereof.

“Treasury Rate” has the meaning ascribed to it in Section 3.01 hereof.

“Trustee” means the party named as such in the preamble of this Indenture until such time, if any, a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“U.S. Government Obligations” means non-callable, non-payable bonds, notes, bills or other similar obligations issued or guaranteed by the United States government or any agency thereof the full and timely payment of which are backed by the full faith and credit of the United States and denominated and payable in U.S. dollars only.

“Unentitled Land” means land owned by the Issuer or a Guarantor which has not been granted preliminary approvals ((i) in New Jersey, as defined in the Municipal Land Use Law (N.J.S.A. 40:55D-1 et seq.) and (ii) for states other than New Jersey, a point in time equivalent thereto) for residential development.

“Unrestricted Global Note” has the meaning ascribed to it in Section 2.13 hereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by this Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. As of the Effective Date, the Unrestricted Subsidiaries were the subsidiaries of the Company named in Exhibit K hereto.

Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary other than any member of the Secured Group that is not a Permitted Joint Venture or JV Holding Company; provided, however, that the net amount (the “Designation Amount”) then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof to the extent provided therein, the Company must be permitted under Section 4.07 hereof to make the Restricted Payment deemed to have been made pursuant to clause (a) of this paragraph, and after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person’s merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (a) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under Section 4.06 hereof and (b) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under Section 4.06(a) hereof. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person (other than any member of the Secured Group) as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing the sum of the products obtained by multiplying the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the sum of all such payments described in clause (a)(i) of this definition.

“$” means U.S. dollars.

Section 1.02     Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b)     “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article other subdivision;

(c)     all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(d)     references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(e)     in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

ARTICLE II
The Notes

Section 2.01     Form, Dating and Denominations; Legends. (a) The Notes shall be issued in one series, designated as the “9.50% Senior Secured Notes Due 2020.” The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by this Indenture, law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)           (i)     Except as otherwise provided in clause (c) of this Section 2.01, Section 2.09(b)(iv), Section 2.10(b)(iii), Section 2.10(b)(v), or Section 2.10(c), each Initial Note or Additional Note shall bear the Restricted Legend.

(ii)     Each Global Note, whether or not an Initial Note or Additional Note, shall bear the DTC Legend.

(iii)     Each Regulation S Temporary Global Note shall bear the Regulation S Temporary Global Note Legend.

(iv)     Initial Notes and Additional Notes offered and sold in reliance on Regulation S shall be issued as provided in Section 2.11(a).

(v)     Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A shall be issued, and upon the request of the Issuer to the Trustee, Initial Notes and Additional Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(c)     If the Issuer determines (upon the advice of counsel and after consideration of other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without being subject to any conditions as provided in such Rule and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, then, the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee shall comply with such instruction.

(d)     By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it shall transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02     Execution and Authentication; Additional Notes. (a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall still be valid.

(b)     A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c)     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee shall authenticate and deliver:

(i)     Initial Notes for original issue in the aggregate principal amount of $75,000,000, and

(ii)     Additional Notes from time to time for original issue in the aggregate principal amounts specified by the Issuer after the following conditions have been met:

(A)     Receipt by the Trustee of a certificate, executed by an Officer specifying

(1)     the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(2)     whether the Notes are to be Initial Notes or Additional Notes,

(3)     in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of ARTICLE IV,

(4)     whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(5)     other information the Issuer may determine to include or the Trustee may reasonably request.

(B)     Receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel specifying:

(1)     that the issuance of the Notes is authorized and permitted by the terms of this Indenture,

(2)     that the Notes constitute a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with their terms (subject to customary exceptions), and

(3)     all conditions precedent provided for in this Indenture to the issuance of the Notes have been complied with.

(C)     In the case of Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes shall be subject to United States federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

Section 2.03     Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent shall be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of ARTICLE VIII) Paying Agent. In each case, the Issuer and the Trustee shall enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.

(b)     The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest, if any, on, the Notes and shall promptly notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

(c)     The Company initially appoints the Trustee as Registrar and Paying Agent with respect to the Notes.

Section 2.04     Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of this Indenture. If required by the Trustee or the Issuer, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05     Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(i)     Notes cancelled by the Trustee or delivered to it for cancellation;

(ii)     any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

(iii)     on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.

(b)     A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06     Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02 without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes in authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07     Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent shall forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid in full or delivered to the Trustee for cancellation.

Section 2.08     CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers and the Trustee shall use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers. Any Additional Notes that are not fungible with the Initial Notes for United States federal income tax purposes shall be issued with CUSIP and ISIN numbers different from the CUSIP and ISIN numbers assigned to the Initial Notes.

Section 2.09     Registration, Transfer and Exchange. (a) The Notes shall be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)           (i)     Each Global Note shall be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, shall bear the DTC Legend.

(ii)     Each Global Note shall be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) shall be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (A) as set forth in Section 2.09(b)(iv) and (B) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by 20 days’ prior written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(iii)     Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security. None of the Issuer, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(iv)     If (x) the Depositary (i) notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (ii) has ceased to be a clearing agency registered under the Exchange Act, (y) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (z) the Depositary directs the Trustee in writing to do so following the occurrence and during the continuation of an Event of Default with respect to the Notes, the Trustee shall promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note shall be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor shall not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor shall bear the Restricted Legend; provided, that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Regulation S Temporary Global Note shall have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)     Each Certificated Note shall be registered in the name of the holder thereof or its nominee.

(d)     A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee shall promptly register any transfer or exchange that meets the requirements of this Section and Section 2.10 noting the same in the register maintained by the Trustee for the purpose; provided, that

(i)     no transfer or exchange shall be effective until it is registered in such register, and

(ii)     the Trustee shall not be required (x) to issue or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (y) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (z) to register the transfer of or exchange any Note on or after a Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents shall treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and shall not be affected by notice to the contrary.

From time to time the Issuer shall execute and the Trustee shall authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge shall be imposed in connection with any transfer or exchange of any Note, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

(e)            (i)    Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee shall (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, shall, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii)     Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee shall (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii)     Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee shall (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv)     Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee shall (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10     Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)     Subject to paragraph (c) of this Section, the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
Rule 144A Global Note	Rule 144A Global Note	(i)
Rule 144A Global Note	Regulation S Global Note	(ii)
Rule 144A Global Note	Certificated Note	(iii)
Regulation S Global Note	Rule 144A Global Note	(iv)
Regulation S Global Note	Regulation S Global Note	(i)
Regulation S Global Note	Certificated Note	(v)
Certificated Note	Rule 144A Global Note	(iv)
Certificated Note	Regulation S Global Note	(ii)
Certificated Note	Certificated Note	(iii)

(i)     No certification is required.

(ii)     The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided, that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(iii)     The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an opinion of counsel and such other certifications and evidence as the Issuer or the Trustee may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided, that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that a Rule 144A Global Note or a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee shall deliver a Certificated Note that does not bear the Restricted Legend.

(iv)     The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate and must comply with all applicable securities laws of any state of the United States or any other jurisdiction.

(v)     If the requested transfer involves a beneficial interest in a Regulation S Temporary Global Note, the Person requesting the registration of transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an opinion of counsel and such other certifications and evidence as the Issuer or the Trustee may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Regulation S Global Note, no certification is required and the Trustee shall deliver a Certificated Note that does not bear the Restricted Legend. Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Regulation S Temporary Global Note.

(c)     No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without being subject to any conditions as provided in such Rule; provided, that the Issuer has provided the Trustee with a certificate to that effect, and the Issuer or the Trustee may require from any Person requesting a transfer or exchange in reliance upon this clause an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this paragraph shall not bear the Restricted Legend.

(d)     The Trustee shall retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Note (or a beneficial interest therein), and the Issuer shall have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee. Neither the Company nor the Trustee shall have an obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture and to examine the same to determine compliance as to form with the express requirements hereof.

Section 2.11     Regulation S Temporary Global Notes. (a) Each Initial Note and Additional Note originally sold in reliance upon Regulation S shall be evidenced by one or more Regulation S Global Notes that bear the Regulation S Temporary Global Note Legend.

(b)     An owner of a beneficial interest in a Regulation S Temporary Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee shall accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee shall not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee shall cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and shall (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

(c)     Notwithstanding anything to the contrary contained herein, beneficial interests in a Regulation S Temporary Global Note may be held through the Depositary only through Euroclear or Clearstream and their respective direct and indirect participants.

(d)     Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Regulation S Temporary Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Regulation S Global Note, and the Trustee shall comply with such request and shall (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

Section 2.12     Transfers of Securities Held by Affiliates.

(a)     Notwithstanding anything to the contrary in this ARTICLE II, unless otherwise permitted by the Issuer, any Note or interest therein (i) that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of the Issuer, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of such Note, in each case, be in the form of a Certificated Note bearing the Restricted Legend and the Affiliate Legend and shall be subject to the restrictions in Section 2.09 and Section 2.10 hereof; provided that, with respect to any Certificated Note held by a Person who is not an affiliate of the Issuer but who acquired such Certificated Note from an affiliate of the Issuer, such Person may exchange such Certificated Note for a beneficial interest in a Global Note or a Certificated Note not bearing the Affiliate Legend, as the case may be, or may transfer such Certificated Note to a Person who takes delivery in the form of a Global Note or a Certificated Note not bearing the Affiliate Legend, as the case may be, prior to the end of such one-year period if (x) such Certificated Note would be freely tradable following such exchange or transfer pursuant to Rule 144 under the Securities Act or another applicable provision of the Securities Act or the rules and regulations thereunder and (y) such exchange or transfer is otherwise in accordance with Section 2.10 hereof and Section 2.12(b) below.

(b)     Any Person who is not an affiliate of the Issuer but who acquired such Certificated Note from an affiliate of the Issuer and who wishes to (1) exchange such Certificated Note for a beneficial interest in a Global Note or a Certificated Note not bearing the Affiliate Legend, as the case may be, or (2) transfer such Certificated Note to a Person who takes delivery in the form of a Global Note or Certificated Note not bearing the Affiliate Legend shall, in addition to complying with any other applicable requirements of Section 2.10, deliver to the Issuer and the Trustee certificates substantially in the form of Exhibit F or Exhibit G, as applicable, including, in each case, the certifications under Section C thereof, or Exhibit H, as applicable, including the certifications under Section D thereof. In addition, if the Trustee or the Issuer so requests, the transferring Person shall deliver such other documentation as the Trustee or Issuer may request to the effect that such exchange or transfer is in compliance with the Securities Act, that the transferee shall receive freely tradable securities pursuant to Rule 144 or other applicable provisions of the Securities Act or the rules and regulations thereunder or as to such other matters as the Trustee or the Issuer may reasonably request.

(c)     If the Trustee or the Issuer so requests, any affiliate of the Issuer that wishes to transfer or exchange a Note or a beneficial interest therein shall deliver such additional documentation as the Trustee or Issuer may request to the effect that such transfer or exchange is in compliance with the Securities Act or as to such other matters as the Trustee or the Issuer may reasonably request.

Section 2.13     Automatic Exchange from Restricted Global Notes to Unrestricted Global Notes. Beneficial interests in a Rule 144A Global Note that is subject to restrictions set out in Section 2.01, as applicable (including the legend set forth in Exhibit C but that does not bear the Affiliate Legend) (the “Restricted Global Note”), shall be automatically exchanged into beneficial interests in an unrestricted Global Note that is no longer subject to the restrictions set out in Section 2.01 (including removal of the legend set forth in Exhibit C) (the “Unrestricted Global Note”), without any action required by or on behalf of Holders, who are not “affiliates” (as defined in Rule 144 under the Securities Act) of the Issuer (the “Automatic Exchange”). In order to effect such exchange, the Issuer shall at least 15 days but not more than 30 days prior to the date which is at least one year after the last date of the original issuance of the Notes (the “Resale Restriction Termination Date”), deliver a notice of Automatic Exchange (an “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Register with a copy to the Trustee. The Automatic Exchange Notice shall identify the Notes subject to the Automatic Exchange, shall assume that each such Holder is not an affiliate and has not purchased its Notes from an affiliate, shall result in each such Holder being deemed to have made a representation to the Issuer that it is not an affiliate and that it has not purchased its Notes from an affiliate and shall state: (1) the date of the Automatic Exchange; (2) the “CUSIP” number of the Restricted Global Note from which such Holders’ beneficial interests shall be transferred and (3) the “CUSIP” number of the Unrestricted Global Note into which such Holders’ beneficial interests shall be transferred. At the Issuer’s request on no less than five Business Days’ prior notice, the Trustee shall deliver in the Issuer’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the Register; provided, however, that the Issuer shall have delivered to the Trustee a written order of the Issuer and an Officers’ Certificate requesting that the Trustee give the Automatic Exchange Notice (in the name and at the expense of the Issuer) and setting forth the information to be stated in the Automatic Exchange Notice as provided in the preceding sentence. As a condition to any such exchange pursuant to this Section 2.13, the Trustee shall be entitled to receive from the Issuer, and rely conclusively without any liability, upon an Officers’ Certificate and an Opinion of Counsel to the Issuer, in form and in substance reasonably satisfactory to the Trustee to the effect that no registration under the Securities Act is required in connection with any re-sales by a holder of beneficial interests in the Unrestricted Global Note. Any such Opinion of Counsel may include an assumption and/or a reliance provision as to the non-affiliate status of the Holders of Notes subject to such Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.13, the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. If an Unrestricted Global Note is not then outstanding at the time of the Automatic Exchange, the Issuer shall execute and the Trustee shall authenticate and deliver an Unrestricted Global Note to the Depositary. Following any such transfer pursuant to this Section 2.13, provided that no Holder is an affiliate, the relevant Restricted Global Note shall be cancelled.

(b)     If as of the 380th day after the Resale Restriction Termination Date, the Automatic Exchange has not occurred (such event referred to herein as a “Restricted Transfer Default”), and the Issuer has not cured any such Restricted Transfer Default by the date that is ten (10) Business Days following the occurrence of the Restricted Transfer Default (the “Restricted Transfer Triggering Date”), then the Issuer shall pay additional interest on the Notes (other than any Notes bearing the Affiliate Legend which such Notes shall continue to bear interest at a rate of 9.50% per annum), at the rate of 0.25% per annum for the first 90 days for which the Restricted Transfer Default has occurred and is continuing after the Restricted Transfer Triggering Date and thereafter at a rate of 0.50% per annum until the Issuer shall have cured the Restricted Transfer Default, provided that the rate at which such additional interest under this Section 2.13(b) accrues may in no event exceed 0.50% per annum. The Issuer shall calculate any additional interest due as a result of any Restricted Transfer Default, and shall notify the Trustee in writing of the same.

All accrued additional interest shall be paid to the Holders entitled thereto in the manner provided for the payment of interest in this Indenture on each Interest Payment Date as more fully set forth in this Indenture and the Notes.

ARTICLE III
Redemption; Offer to Purchase

Section 3.01     Optional Redemption. (a)  The Issuer may, at its option, redeem the Notes, in whole, at any time, or in part, from time to time, prior to November 15, 2018 at a redemption price equal to the sum of:

(i)     100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, if any (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date); plus

(ii)     the Make-Whole Amount.

The term “Make-Whole Amount” shall mean, in connection with any optional redemption of any Note and as determined by the Issuer in its sole discretion, the excess, if any, of:

(i)     the present value at such redemption date of (i) the redemption price of the Note at November 15, 2018 (such redemption price being 100% of the principal amount of the Note to be redeemed) plus (ii) all required interest payments due on the Note through November 15, 2018 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii)     the principal amount of the Note being redeemed.

In no case shall the Trustee be responsible for calculating or determining the Make-Whole Amount.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, as calculated by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), most nearly equal to the period from the redemption date to November 15, 2018; provided, however, that if the period from the redemption date to November 15, 2018 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(b)     The Issuer may, at its option, redeem the Notes, in whole, at any time, or in part, from time to time, on or after November 15, 2018 at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date).

Section 3.02     Redemption with Proceeds of Equity Offering. At any time and from time to time prior to November 15, 2018, the Issuer may redeem the Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 109.50% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date), in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (including Additional Notes), provided that:

(i)     in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and

(ii)     not less than 65% of the original aggregate principal amount of the Notes (including Additional Notes) remains outstanding immediately thereafter.

Section 3.03     Sinking Fund; Mandatory Redemption. There is no sinking fund for, or mandatory redemption of, the Notes. The Company and its Affiliates may at any time, and from time to time, purchase Notes in the open market or otherwise.

Section 3.04   Method and Effect of Redemption. (a) If the Issuer elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 15 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected by the Trustee by lot, pro rata or such other method as the Trustee deems fair and appropriate in consultation with the Issuer, subject to applicable DTC procedures and compliance with the rules of any securities exchange on which the Notes may be listed. Notes shall be redeemed in denominations of $2,000 principal amount or any multiple of $1,000 in excess thereof. The Trustee will notify the Issuer promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be delivered electronically or mailed by first-class mail, postage prepaid, by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer to Holders whose Notes are to be redeemed at least 10 days but not more than 60 days before the redemption date at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of any redemption may be given prior to the completion thereof, and may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, another offering or another transaction or event.

(b)     The notice of redemption shall identify the Notes to be redeemed and shall include or state the following:

(i)     the redemption date;

(ii)     the redemption price, including the portion thereof representing any accrued interest, if any;

(iii)     the place or places where Notes are to be surrendered for redemption (Notes called for redemption must be so surrendered in order to collect the redemption price);

(iv)     that on the redemption date, the redemption price shall become due and payable on Notes called for redemption, and interest on Notes called for redemption shall cease to accrue on and after the redemption date;

(v)     that if any Note is redeemed in part, the portion of the principal amount thereof to be redeemed, and that on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion shall be issued;

(vi)     if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes; and

(vii)     if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

(c)     Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date (subject to any conditions specified in such notice), and upon surrender of the Notes called for redemption, the Issuer shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed shall cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder shall receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

(d)     The Company and its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.05     Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Issuer to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Issuer shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer shall be sent by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

(b)     The offer must include or state the following as to the terms of the Offer to Purchase:

(i)     the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(ii)     the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(iii)     the purchase price, including the portion thereof representing accrued interest, if any;

(iv)     an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(v)     information concerning the business of the Company, the Issuer and its Subsidiaries which the Issuer in good faith believes shall enable the Holders to make an informed decision with respect to the Offer to Purchase, at an minimum to include:

(A)     the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company,

(B)     a description of material developments in the Company’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Issuer to make the Offer to Purchase), and

(C)     if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase;

(vi)     a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof;

(vii)     the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(viii)     each Holder electing to tender a Note pursuant to the offer shall be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(ix)     interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, shall continue to accrue;

(x)     on the purchase date the purchase price shall become due and payable on each Note accepted for purchase, and interest on Notes purchased shall cease to accrue on and after the purchase date;

(xi)     Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(xii)     (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer shall purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in denominations of $2,000 principal amount and any multiples of $1,000 in excess thereof;

(xiii)     if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note shall be issued; and

(xiv)     if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)     Prior to the purchase date, the Issuer shall accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date, the purchase price shall become due and payable on each Note accepted for purchase, and interest on Notes purchased shall cease to accrue on and after the purchase date. The Trustee shall promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)     The Issuer shall comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures shall be deemed modified as necessary to permit such compliance.

ARTICLE IV
Covenants

Section 4.01     Payment of Notes. (a) The Issuer agrees to pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of, premium, if any, or interest on, any Notes, or any redemption or purchase price of the Notes, the Issuer shall deposit with the Trustee (or Paying Agent) money in immediately available funds in U.S. dollars sufficient to pay such amounts; provided, that if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it shall, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case, the Issuer shall promptly notify the Trustee of its compliance with this paragraph.

(b)     An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date only if paid to the Holders.

(c)     The Issuer agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest, if any, at the rate per annum specified in the Notes.

(d)     Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified to the Trustee in writing (at least 5 Business Days prior to the Payment Date) by the Holders of the Global Notes. With respect to Certificated Notes, the Issuer shall make all payments by wire transfer of immediately available funds to the accounts specified to the Trustee in writing (at least 5 Business Days prior to the Payment Date) by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02     Maintenance of Office or Agency. The Company and the Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company and the Issuer in respect of the Notes and this Indenture may be served. The Issuer and the Company hereby initially designate the Corporate Trust Office of the Trustee as such office of the Issuer and the Company. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer and the Company fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03     Existence. The Company and the Issuer shall each do or cause to be done all things necessary to preserve and keep in full force and effect their existence and the existence of each of the Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company, the Issuer and each Restricted Subsidiary; provided, that the Company and the Issuer are not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided, further, that this Section not prohibit any transaction otherwise permitted by Section 4.10 or Section 4.14.

Section 4.04     Payment of Taxes and Other Claims. The Company shall pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05     Maintenance of Properties and Insurance.   (a) The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided, that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

(b)     The Company shall provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.

Section 4.06     Limitations on Indebtedness. (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

(b)     Notwithstanding the foregoing, the provisions of this Indenture will not prevent the incurrence of:

(i)     Permitted Indebtedness;

(ii)     Refinancing Indebtedness;

(iii)     Non-Recourse Indebtedness;

(iv)     any Guarantee of Indebtedness represented by the Notes;

(v)     any guarantee of Indebtedness incurred under Credit Facilities in compliance with this Indenture; and

(vi)     any guarantee by the Issuer, the Company or any Guarantor of Indebtedness that is permitted to be incurred in compliance with this Indenture; provided that in the event such Indebtedness that is being guaranteed is subordinated to the Notes or a Guarantee, as the case may be, then the related guarantee shall be subordinated in right of payment to the Notes or such Guarantee, as the case may be.

(c)     No member of the Secured Group may guarantee any Indebtedness of the Company, the Issuer or any Restricted Subsidiary that is not a member of the Secured Group pursuant to clauses (v) and (vi) of Section 4.06(b), unless such guarantee is unsecured and in respect of Permitted Indebtedness otherwise permitted to be incurred by a member of the Secured Group in compliance with the provisions of the definition of “Permitted Indebtedness”.

(d)     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through Section 4.06(a) or by meeting the criteria of one or more of the types of Indebtedness described in Section 4.06(b) (or the definitions of the terms used therein), the Company, in its sole discretion,

(i)     may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

(ii)     may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

(iii)     may elect to comply with such paragraphs (or definitions), as applicable, in any order.

(e)     The Company and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

(f)     In addition to the foregoing, the Company and the Issuer will not cause or permit any member of the Secured Group to, and no member of the Secured Group will, incur any Indebtedness to finance an acquisition of Property if, at the time of incurrence, the acquisition of such Property was more than 50% financed with Indebtedness.

(g)     Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section.

(h)     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus all accrued interest thereon plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. Notwithstanding any other provision of this Section 4.06, the maximum amount of Indebtedness the Company, the Issuer or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

(i)     The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(j)     For purposes of this Section 4.06 and the other provisions of this Indenture, (i) unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured, and (ii) senior Indebtedness shall not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

(k)     The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to incur Indebtedness under Section 4.06(a) (other than Purchase Money Indebtedness) unless it is scheduled to mature no earlier than (x) January 15, 2021, to the extent that no member of the Secured Group incurs or guarantees such Indebtedness or (y) February 15, 2021, if otherwise.

Section 4.07     Limitations on Restricted Payments. (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(i)     no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(ii)     immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to Section 4.06(a) hereof; and

(iii)     immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after the November 1, 2011 does not exceed the sum of:

(A)     50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including February 1, 2011 and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(B)     100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after February 1, 2011 or any issue or sale after February 1, 2011 of Qualified Stock (other than (x) to any Subsidiary of the Company or (y) any Excluded Contribution) and (2) the issue or sale after February 1, 2011 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

(C)     in the case of the disposition or repayment of any Investment constituting a Restricted Payment (or if the Investment was made prior to February 1, 2011, that would have constituted a Restricted Payment if made after February 1, 2011, if such disposition or repayment results in cash received by the Company, the Issuer or any Restricted Subsidiary), an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (A)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated (or would have been treated when made) as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (A)), plus

(D)     with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after February 1, 2011, in accordance with the definition of “Unrestricted Subsidiary” (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after February 1, 2011, and only to the extent not included in the calculation of Consolidated Net Income referred to in (A)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (1) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (2) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary’s designation as an Unrestricted Subsidiary, plus

(E)     $10.0 million.

(b)     clauses (ii) and (iii) of Section 4.07(a) will not prohibit:

(i)     the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this Indenture;

(ii)     the purchase, redemption, or other acquisition, cancellation or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or constituting an Excluded Contribution) of, shares of Qualified Stock;

(iii)     the making of Restricted Investments by the Company, the Issuer or any Restricted Subsidiary that is not a member of the Secured Group in joint ventures entered into with one or more Persons that is not an Affiliate of the Company used or useful in a Real Estate Business (other than any Investment made in an Unrestricted Subsidiary), in an aggregate amount made under this clause (iii) not to exceed Excluded Contributions (after giving effect to all subsequent reductions in the amount of any Restricted Investment in a joint venture made pursuant to this clause (iii) as a result of the repayment or disposition thereof for cash, not to exceed the amount of such Restricted Investment previously made pursuant to this clause (iii));

(iv)     the payment of dividends on Preferred Stock and Disqualified Stock up to an aggregate amount of $10.0 million in any fiscal year; provided that immediately after giving effect to any declaration of such dividend, the Company could incur at least $1.00 of Indebtedness pursuant to Section 4.06(a);

(v)     the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10.0 million in the aggregate since November 1, 2011; and

(vi)     the making, by members of the Secured Group, of (A) Investments in any Permitted Joint Venture (which Investment may be made via an Investment in the JV Holding Company, if any, owning such Permitted Joint Venture) or (B) dividends in cash or Cash Equivalents to the Company or any of its other Restricted Subsidiaries, in an aggregate amount under this clause (vi) not to exceed the amount of cash and Cash Equivalents received by the Secured Group after November 1, 2011 constituting Excluded Fee Payments (net of any dividends to the Company or any of its other Restricted Subsidiaries made pursuant this clause (B) since November 1, 2011 and prior to the Effective Date);

provided, however, that each Restricted Payment described in clauses (i), (ii) and (vi)(A) of this Section 4.07(b) shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (iii) of Section 4.07(a).

(c)     For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

(d)     In determining the “Fair Market Value of Property” for purposes of clause (iii) of Section 4.07(a), Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the “equity value” of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, NYSE MKT or Nasdaq Stock Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10.0 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

Section 4.08     Limitations on Liens. (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens on the Collateral, other than Permitted Collateral Liens.

(b)     The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens securing any obligation or liability, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary (in each case, other than such Property, shares of Capital Stock or Indebtedness constituting Collateral) unless contemporaneously therewith or prior thereto all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

(c)     No member of the Secured Group will create, incur, assume or suffer to exist any Liens on the Capital Stock of any Permitted Joint Venture or JV Holding Company owned by such member, other than Liens securing Indebtedness or other obligations of such Permitted Joint Venture or JV Holding Company, unless contemporaneously therewith or prior thereto all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

Section 4.09     Limitations on Restrictions Affecting Restricted Subsidiaries. The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

(a)     pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

(b)     make loans or advances to the Company or any other Restricted Subsidiary, or

(c)     transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for:

(i)     encumbrances or restrictions existing under or by reason of applicable law,

(ii)     contractual encumbrances or restrictions in effect at or entered into on the Effective Date or the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof; provided, that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect at or entered into on the Effective Date or the Issue Date,

(iii)     any restrictions or encumbrances arising under Acquired Indebtedness; provided that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

(iv)     any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (iv) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

(v)     any Permitted Collateral Lien, Permitted Lien or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by this Indenture if such Permitted Collateral Lien, Permitted Lien, or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

(vi)     reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by this Indenture,

(vii)     customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

(viii)     any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(ix)     encumbrances or restrictions existing under or by reason of (A) this Indenture, the Notes or the Guarantees, (B) the Senior Secured Super Priority Credit Agreement, the Senior Secured Super Priority Term Loan and the Senior Secured Super Priority Guarantees, (C) the New Second Lien Old Group Notes Indenture, the New Second Lien Old Group Notes and the New Second Lien Old Group Guarantees, (D) the Existing Senior Secured Notes Indenture, the Existing Senior Secured Notes and the Existing Senior Secured Notes Guarantees, (E) the Existing First Lien Old Group Notes Indenture, the Existing First Lien Old Group Notes and the Existing First Lien Old Group Notes Guarantees, and (F) the Existing Second Lien Old Group Notes Indenture, the Existing Second Lien Old Group Notes and the Existing Second Lien Old Group Notes Guarantees,

(x)     purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (c) of this Section 4.09,

(xi)     Liens permitted under this Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(xii)     provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

(xiii)     customary provisions of any franchise, distribution or similar agreements,

(xiv)     restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

(xv)     any encumbrance or restrictions of the type referred to in clauses (a), (b) or (c) of this Section 4.09 imposed by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) of this Section 4.09, provided, that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors or its chief executive officer or chief financial officer, no more restrictive with respect to such encumbrances or restrictions than those contained in the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

Section 4.10     Limitations on Dispositions of Assets. (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless: the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities (which must be pledged as Collateral if the assets disposed of constituted Collateral).

(b)     The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition (other than a disposition of Collateral (unless the Indebtedness so assumed consists of Indebtedness under the Notes or other Indebtedness secured by parity Liens on the Collateral)) and the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets (including Capital Stock of any Person that will be a Restricted Subsidiary following receipt thereof) received that are used or useful in a Real Estate Business (provided that (except as permitted by clause (c) under the definition of “Permitted Investment”) to the extent that the assets disposed of in such Asset Disposition were Collateral, such property or assets (i) are received by a member of the Secured Group and (ii) are pledged as Collateral under the Security Documents substantially simultaneously with such sale, with the Lien on such Collateral securing the Guarantees being of the same priority with respect to the Guarantees as the Lien on the assets disposed of), shall be deemed to be consideration required by clause (y) of Section 4.10(a) for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

(c)     The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company’s election,

(1) be used by the Company or a Restricted Subsidiary to invest in assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following investment therein) used or useful in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries (provided that (except as permitted by clause (c) under the definition of “Permitted Investment” to the extent that the assets disposed of in such Asset Disposition were Collateral, such assets are pledged as Collateral under the Security Documents with the Lien on such Collateral securing the Guarantees being of the same priority with respect to the Guarantees as the Lien on the assets disposed of),

(2) be used to permanently prepay or permanently repay any (i) Indebtedness which had been secured by the assets sold in the relevant Asset Disposition, to the extent the assets sold were not Collateral, or (ii) Indebtedness of a Restricted Subsidiary that is not a Guarantor, to the extent the assets sold were not Collateral, or

(3) be applied to make an Offer to Purchase Notes and, if the Company or a Restricted Subsidiary elects or is required to do so, to repay, repurchase or redeem the Existing Senior Secured Notes and, if the Company or a Restricted Subsidiary elects or is required to do so and the assets disposed of were not Collateral, to repay, purchase or redeem any unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase, redemption or cash collateralization is less than the aggregate amount of (x) the principal amount of the Notes tendered in such Offer to Purchase, (y) the lesser of the principal amount, or accreted value, of the Existing Senior Secured Notes tendered or to be repaid, redeemed, repurchased or cash collateralized and (z) the lesser of the principal amount, or accreted value, of such unsubordinated Indebtedness tendered or to be repaid, repurchased or redeemed, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase, repayment or redemption. Pending any such application under this Section 4.10(c), Net Cash Proceeds may be used to temporarily reduce Indebtedness or otherwise be invested in any manner not prohibited by this Indenture.

(d)     Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds in accordance with clauses (2) or (3) of Section 4.10(c) except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior prepayments or repayments shall have been made and no Offer to Purchase shall have been made, exceed $25 million and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of Section 4.10(a) to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, Cash Equivalents or Marketable Securities, does not exceed $25 million; provided, however, that when any non-cash consideration is converted into cash, Cash Equivalents or Marketable Securities, such cash shall constitute Net Cash Proceeds and be subject to Section 4.10(c). Notwithstanding anything to the contrary in this Indenture, in connection with the making of an Offer to Purchase pursuant to Section 4.10(c)(3), Net Cash Proceeds of an Asset Disposition in which the assets disposed of constituted Collateral may be received by or transferred to the Issuer, solely for purposes of funding such Offer to Purchase.

Section 4.11     Guarantees by Restricted Subsidiaries. Each existing Restricted Subsidiary (other than the Issuer (for so long as it remains the Issuer)) will be a Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a Guarantor. If the Issuer, the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary after the Issue Date, such Restricted Subsidiary shall execute a guarantee substantially in the form included in Exhibit A, execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the new Restricted Subsidiary and constitutes a valid and binding obligation of the new Restricted Subsidiary, enforceable against the new Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

Section 4.12     Repurchase of Notes upon a Change of Control. (a) In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part of such Holder’s Notes on a date (the “Repurchase Date”) that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date.

(b)     On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail, or cause to be mailed, to all Holders of record of Notes and the Trustee a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price of the Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such Note must deliver, at least ten days prior to the Repurchase Date, written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder’s exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

(c)     Notices may be delivered prior to the occurrence of a Change of Control stating that the Change of Control offer is conditional on the occurrence of such Change of Control, and, if applicable, shall state that, in the Issuer’s discretion, the Repurchase Date may be delayed until such time as the Change of Control shall occur, or that such repurchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Repurchase Date, or by the Repurchase Date as so delayed.

(d)     The Issuer will comply with applicable law, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

(e)     The Issuer will not be required to make a Change of Control offer following a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.12 and purchases all such Notes validly tendered and not withdrawn under such Change of Control offer.

(f)     If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in an Offer to Purchase in connection with a Change of Control and the Issuer, or any third party making an Offer to Purchase in lieu of the Issuer as permitted by this Section 4.12, purchases of all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the Change of Control offer described in this Section 4.12, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Section 4.13     Limitations on Transactions with Affiliates. (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company’s Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an “Affiliate Transaction”), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s- length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company’s Subsidiaries.

(b)     In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

(i)     with respect to any such Affiliate Transaction involving or having a value of more than $1.0 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company’s disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

(ii)     with respect to any such Affiliate Transaction involving or having a value of more than $10.0 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

(c)     Notwithstanding the foregoing, an Affiliate Transaction will not include:

(i)     any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

(ii)     Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

(iii)     any Restricted Payment otherwise permitted under Section 4.07 hereof or any Permitted Investment (other than a Permitted Investment referred to in clause (b) of the definition thereof, except as permitted by clause (iv) below),

(iv)     any transaction between or among (A) the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries, so long as no such Restricted Subsidiaries are members of the Secured Group or (B) any members of the Secured Group (provided, however, that in each case no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by this Indenture)),

(v)     any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

(vi)     issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

(vii)     the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

Section 4.14     Limitations on Mergers, Consolidations and Sales of Assets. Neither the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or this Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(i)     the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company, the Issuer or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and this Indenture and the Security Documents,

(ii)     immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

(iii)     immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to Section 4.06(a) hereof.

The foregoing provisions shall not apply to: (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to Section 6.03, or (ii) a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any Guarantor.

Notwithstanding the foregoing:

(i)     no member of the Secured Group may merge with or into the Company or any of its other Subsidiaries or sell, lease, convey or otherwise dispose of all or substantially all of its assets to any of them, and

(ii)     the Company may not sell, lease, convey or otherwise dispose of all or substantially all of assets of the Secured Group (including, without limitation, by way of liquidation or dissolution), or assign any of their obligations under the Notes, the Guarantees or this Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person or Persons (in each case other than in a transaction in which a member of the Secured Group is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition and the Liens on the Collateral securing the applicable Guarantees remain with the same priority as prior to such transactions).

Section 4.15     Reports to Holders of Notes. (a) The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee and deliver to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic reporting requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and deliver such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes. In each quarterly and annual report filed or provided pursuant to this Section 4.15, the Company shall include quantitative disclosure about the assets and liabilities of the Secured Group that is consistent with the disclosure about such assets and liabilities included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015.

(b)     The posting of the reports, information and documents referred to above on the Company’s website or one maintained on its behalf for such purpose shall be deemed to satisfy the Company’s delivery obligations to the Trustee and the Holders. In addition, availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy the Company’s delivery obligations to the Trustee and the Holders. The Trustee shall have no obligation to monitor whether the Company posts such reports, information and documents on its website or the Commission’s EDGAR service, or collect any such information from the Company’s website or the Commission’s EDGAR service.

(c)     For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)     Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and/or the Company’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.16     [Reserved].

Section 4.17     Notice of Other Defaults. In the event that any Indebtedness of the Issuer or any Guarantor is declared due and payable before its maturity because of the occurrence of any default under such Indebtedness, the Issuer or the relevant Guarantor, as the case may be, shall promptly deliver to the Trustee an Officers’ Certificate stating such declaration; provided, that the term “Indebtedness” as used in this Section 4.17 shall not include Non-Recourse Indebtedness.

Section 4.18     Further Assurances; Costs.

(a)     On the Issue Date, the Secured Group Guarantors will grant Liens on all their property (other than Excluded Property) and take all appropriate steps to cause such Liens to be perfected first priority liens (subject to Permitted Collateral Liens), including through filing of UCC-1 financing statements or otherwise, pursuant to, and to the extent required by, the Security Documents to be entered into on the Issue Date and this Indenture. For the avoidance of doubt, the requirements of this Section 4.18(a) are subject to Section 4.18(c) below.

(b)     If any member of the Secured Group at any time after the Issue Date acquires any new property (other than Excluded Property) that is not automatically subject to a perfected Lien under the Security Documents or any member of the Secured Group acquires or creates a Subsidiary, then such member of the Secured Group will, subject to the requirements of the Security Documents, as soon as practical after such property’s acquisition or it no longer being Excluded Property or after such Subsidiary is acquired or created (subject to Section 4.18(c) below):

(i)     grant a Lien on such property (or, in the case of such a newly acquired or created Subsidiary, all of its assets other than Excluded Property) in favor of the Collateral Agent for the benefit of the Holders (and, to the extent such grant would require the execution and delivery of a Security Document, such member of the Secured Group shall execute and deliver a Security Document (including a joinder thereto) on substantially the same terms as the Security Documents executed and delivered on the Issue Date);

(ii)     cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted on the Issue Date are perfected; and

(iii)     cause any such newly acquired or created Subsidiary other than a Restricted Subsidiary to become a Guarantor.

Such member of the Secured Group shall deliver an Opinion of Counsel to the Trustee in respect of the validity, perfection or priority of any Lien grant referred to in this clause (b) by a new Guarantor addressing customary matters (and containing customary exceptions) consistent with the Opinion of Counsel delivered on the Issue Date in respect of such matters, provided, that, an Opinion of Counsel shall not be required with respect to any mortgage or similar instrument for real property located in a jurisdiction for which an Opinion of Counsel has been previously delivered to the Trustee pursuant to this Indenture.

(c)     Notwithstanding anything to the contrary set forth in this Section 4.18 or elsewhere in this Indenture or any Security Document:

(i)     any mortgages, deeds of trust or similar instruments (and any related Security Documents) required to be granted pursuant to this Indenture or the Security Documents with respect to real property owned by the Issuer or a member of the Secured Group on the Issue Date shall be granted, together with Opinions of Counsel delivered to the Trustee in respect of the enforceability and validity of such mortgages, deeds of trust and similar instruments, addressing customary matters (and containing customary exceptions) (provided, that, an Opinion of Counsel shall not be required with respect to any mortgage or similar instrument for real property located in a jurisdiction for which an Opinion of Counsel has been previously delivered to the Trustee pursuant to this Indenture), using reasonable best efforts following the Issue Date, but in no event later than (A) 90 days following the Issue Date with respect to real property to be pledged as Collateral with an aggregate book value of at least 40% of the aggregate book value of such real property owned on the Issue Date, (B) 120 days following the Issue Date with respect to real property to be pledged as Collateral with an aggregate book value of at least 50% of the aggregate book value of such real property owned on the Issue Date, (C) 150 days following the Issue Date with respect to real property to be pledged as Collateral with an aggregate book value of at least 60% of the aggregate book value of such real property owned on the Issue Date, (D) 180 days following the Issue Date with respect to real property to be pledged as Collateral with an aggregate book value of at least 75% of the aggregate book value of such real property owned on the Issue Date and (E) in any event, 210 days after the Issue Date with respect to all real property owned on the Issue Date to be pledged as Collateral;

(ii)     the members of the Secured Group shall enter into control agreements with respect to the Collateral constituting deposit, checking and securities accounts (other than Excluded Accounts (as defined in the Security Agreement)) as soon as commercially reasonable following the Issue Date, but in no event later than 90 days following the Issue Date;

(iii)     no control agreements shall be required for Excluded Accounts (as defined in the Security Agreement) and Excluded Fee Payments may be deposited therein; and

(iv)     in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission of separate financial statements of a Guarantor that are not otherwise required to be filed, then the capital stock or other securities of such Guarantor need not be pledged pursuant to this Section 4.18 and shall automatically be deemed released and to not be and to not have been part of the Collateral, but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to evidence the release of Liens securing the First-Priority Lien Obligations on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.

(d)     The Issuer will bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of the members of the Secured Group set forth in this Section 4.18 and will also pay or reimburse the Trustee and the Collateral Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee and Collateral Agent in connection therewith, including the reasonable compensation and expenses of the Trustee and Collateral Agent’s agents and counsel.

(e)     Neither the Issuer nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Notes.

Section 4.19     Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade.

(a)     Notwithstanding this ARTICLE IV, the Issuer’s, the Company’s and its Restricted Subsidiaries’ obligations to comply with the provisions of this Indenture described above under Sections 4.06, 4.07, 4.09, 4.10, 4.13 and clause (iii) of the first paragraph of Section 4.14 will be suspended (such suspended covenants, the “Suspended Covenants”) and cease to have any further effect from and after the first date when the Notes issued under this Indenture are rated Investment Grade (the “Suspension Date”); provided, that if the Notes subsequently cease to be rated Investment Grade, then, from and after the time the Notes cease to be rated Investment Grade, the Issuer’s, the Company’s and its Restricted Subsidiaries’ obligation to comply with the Suspended Covenants shall be reinstated.

(b)     With respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made after November 1, 2011 will be calculated as though Section 4.07 had been in effect during the entire period after such date. Accordingly, Restricted Payments made after the Suspension Date will reduce the amount available to be made as Restricted Payments under Section 4.07(a).

(c)     Notwithstanding clauses (a) and (b) of this Section 4.19, in the event of any such reinstatement of the Obligation to comply with the Suspended Covenants, no action taken or omitted to be taken by the Company or any of its Subsidiaries prior to such reinstatement, or action taken by the Company or any of its Subsidiaries at any time pursuant to a contractual obligation arising prior to such reinstatement (not entered into in contemplation of such reinstatement) shall give rise to a Default or Event of Default under this Indenture upon reinstatement.

(d)     The Issuer shall promptly notify the Trustee in writing of any suspension or reinstatement of the Suspended Covenants. In no event shall the Trustee be responsible for monitoring the status of any Suspended Covenants.

ARTICLE V
Remedies

Section 5.01     Events of Default. “Event of Default” means any one or more of the following events:

(i)     the failure by the Company, the Issuer and the Guarantors to pay interest on, any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(ii)     the failure by the Company, the Issuer and the Guarantors to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(iii)     the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees, the Security Documents or this Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Section 4.12 and 4.14, which will constitute an Event of Default with notice but without passage of time);

(iv)     the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10.0 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(v)     the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10.0 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(vi)     a final judgment or judgments that exceed $10.0 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(vii)     the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)     commences a voluntary case,

(B)     consents to the entry of an order for relief against it in an involuntary case,

(C)     consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)     makes a general assignment for the benefit of its creditors;

(viii)     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)     is for relief against the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(B)     appoints a Custodian of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

(C)     orders the liquidation of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(ix)     any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and the Guarantee); or

(x)     the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents) other than in accordance with the terms of the relevant Security Document and this Indenture and other than the satisfaction in full of all Obligations under this Indenture or the release or amendment of any such Lien in accordance with the terms of this Indenture or the Security Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and the relevant Security Document, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Issuer or any Guarantor.

A Default as described in subclause (iii) of this Section 5.01 will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a Default with respect to Section 4.12 and 4.14 hereof) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.

If an Event of Default (other than an Event of Default with respect to the Company or the Issuer resulting from subclauses (vii) or (viii) of this Section 5.01), shall have occurred and be continuing under this Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company or the Issuer specified in subclauses (vii) or (viii) of this Section 5.01 occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Notes and the principal of all the Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Notes to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee and all other amounts due to the Trustee under Section 7.06, and any and all defaults under this Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Notes which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with Section 5.03 or provision deemed by the Trustee to be adequate shall have been made therefor, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Notwithstanding the previous sentence, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event.

If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any reason or shall have been determined to be adverse to the Trustee, then and in every such case the Issuer, the Trustee and the Holders of Notes shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders of Notes shall continue as though no such proceeding had been taken.

Except with respect to an Event of Default pursuant to clauses (i) or (ii) of this Section 5.01, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer of the Trustee by the Issuer, a Paying Agent or any Holder and such notice references the Notes and this Indenture.

Section 5.02     Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 5.03     Waiver of Defaults by Majority of Holders. By written notice to the Trustee and the Company, the Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default in the payment of interest, if any, on, or the principal of, the Notes. Upon any such waiver, the Issuer, the Trustee and the Holders of Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.03, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

Section 5.04     Direction of Proceedings. The Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, its executive committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Trustee in personal liability.

Section 5.05     Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article (including any proceeds from Collateral received pursuant to the terms of the Security Documents) with respect to outstanding Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Notes and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee (including in its role as Collateral Agent under the Security Documents), its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee pursuant to Section 7.06 except as a result of its negligence or willful misconduct;

SECOND: If the principal of the Notes shall not have become due and be unpaid, to the payment of interest, if any, on the Notes, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, if any, at the rate borne by the Notes, such payment to be made ratably to the Persons entitled thereto;

THIRD: If the principal of the Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal or interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Notes, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest, if any, without preference or priority of principal over interest, if any, or of interest, if any, over principal, or of any installment of interest, if any, over any other installment of interest, if any, ratably to the aggregate of such principal and accrued and unpaid interest, if any; and

FOURTH: To the payment of any surplus then remaining to the Issuer, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

No claim for interest which in any manner at or after maturity shall have been transferred or pledged separate or apart from the Notes to which it relates, or which in any manner shall have been kept alive after maturity by an extension (otherwise than pursuant to an extension made pursuant to a plan proposed by the Issuer to the Holders of all Notes), purchase, funding or otherwise by or on behalf or with the consent or approval of the Issuer shall be entitled, in case of a default hereunder, to any benefit of this Indenture, except after prior payment in full of the principal of all Notes and of all claims for interest not so transferred, pledged, kept alive, extended, purchased or funded.

Section 5.06     Proceedings by Holders. No holder of any Notes shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of reasonable indemnity or security shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of the Notes to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture or the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

Notwithstanding any other provisions in this Indenture, however, the contractual right of any Holder of any Note to bring suit for the payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note, shall not be amended without the consent of such Holder.

Section 5.07     Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.08     Remedies Cumulative and Continuing. All powers and remedies given by this Article V to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.09     Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, or in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the then outstanding Notes, or to any suit instituted by any Holders for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Note against the Issuer on or after the due date of such Note.

Section 5.10     Notice of Defaults. (a) The Company is required to deliver to the Trustee an annual statement regarding compliance with this Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company shall deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

(b)     The Trustee shall, within 90 days after the occurrence of a Default actually known to a Responsible Officer of the Trustee, with respect to the Notes, deliver to all Holders of Notes, as the names and the addresses of such Holders appear upon the Register, subject to the applicable procedures of DTC, notice of all Defaults, unless such Defaults shall have been cured before the giving of such notice; provided, however, that, except in the case of Default in the payment of the principal of, premium, if any, or interest, if any, on any of the Notes, or in the payment or satisfaction of a purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, a trust committee of directors or a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.

Section 5.11     Waiver of Stay, Extension or Usury Laws. The Company, the Issuer and each Guarantor covenants, to the extent permitted by applicable law, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company, the Issuer or the Guarantor from paying all or any portion of the principal of, premium, if any, or interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company, the Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.12     Trustee May File Proof of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company, the Issuer or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.13     Payment of Notes on Default; Suit Therefor. The Issuer covenants that (a) if default shall be made in the payment of any installment of interest upon the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) if default shall be made in the payment of the principal of, and premium, if any, on the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, and premium, if any, or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or willful misconduct.

If the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes, wherever situated, the moneys adjudged or decreed to be payable.

If there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the property of the Issuer or such other obligor, or in the case of any other similar judicial proceedings relative to the Issuer or other obligor on the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.13, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal, premium, if any, interest, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses or otherwise pursuant to Section 7.06, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and counsel fees and expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of Notes in respect of which such judgment has been recovered.

ARTICLE VI
Guarantees; Release of Guarantor

Section 6.01     Guarantee. Each of the Guarantors hereby unconditionally guarantees, jointly and severally with each other Guarantor, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity or on an interest payment date, by acceleration, pursuant to an Offer to Purchase or otherwise, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full when due, all in accordance with the terms hereof and thereof, including all amounts payable to the Trustee under Section 7.06 hereof, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

If the Issuer fails to make any payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated, jointly and severally with each other Guarantor, to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, this Article VI, to the extent theretofore discharged with respect to any Guarantee, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby by such Guarantor until payment in full of all such obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders of Notes and the Trustee on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of such Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any acceleration of such obligations as provided in Article V hereof such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor, jointly and severally with each other Guarantor, for the purpose of this Article VI. In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article V, the Trustee may make a demand for payment on the Notes under any Guarantee provided hereunder and not discharged.

The Guarantee set forth in this Section 6.01 and as annexed to any Note shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by the Trustee or any duly appointed authentication agent.

Section 6.02     Obligations of each Guarantor Unconditional. Nothing contained in this ARTICLE VI or elsewhere in this Indenture or in any Note is intended to or shall impair, as between each Guarantor and the Holders, the obligations of such Guarantor which are absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with the provisions of their Guarantee or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any Default under this Indenture in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

Upon any distribution of assets of a Guarantor referred to in this Article VI, the Trustee, subject to the provisions of Article VII, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to such Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

Section 6.03     Release of a Guarantor. (a) If (i) all or substantially all of the assets of any Guarantor (other than (A) the Company or (B) any member of the Secured Group) or (ii) all of the Capital Stock of any Guarantor (other than (A) the Company or (B) any member of the Secured Group) is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor (other than (A) the Company or (B) any member of the Secured Group that is not a Permitted Joint Venture or JV Holding Company) is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under this Indenture without any further action on the part of the Trustee or any Holder of Notes.

(b)     Upon the release of a guarantee by a Guarantor other than the Company under all then outstanding Applicable Debt, at any time after the suspension of the Suspended Covenants as provided in Section 4.19, (i) the Guarantee of such Guarantor under this Indenture will be released and discharged at such time; provided that the foregoing shall not apply to any release of any Guarantor done in contemplation of, or in connection with, any cessation of the Notes being rated Investment Grade, and (ii) no Restricted Subsidiary thereafter acquired or created will be required to be a Guarantor. In the event that (i) any such released Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed) then any such released Guarantor will Guarantee the Notes on the terms and subject to the conditions set forth in this Indenture or (ii) the Suspended Covenants cease to be suspended as described in Section 4.19 then all Restricted Subsidiaries of the Company then existing (other than the Issuer (for so long as it remains the Issuer)) will Guarantee the Notes on the terms and conditions set forth in this Indenture. For purposes of this Section 6.03(b), Applicable Debt secured by a Lien on a Restricted Subsidiary’s Property or issued by a Restricted Subsidiary shall be deemed guaranteed by such Restricted Subsidiary.

(c)     An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon written notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

Section 6.04     Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) together with an executed guarantee substantially in the form included in Exhibit A evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee on behalf of each Guarantor.

Section 6.05     Limitation on Guarantor Liability. Notwithstanding anything to the contrary in this Article VI, each Guarantor, and by its acceptance of a Note, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 6.06     ARTICLE VI not to Prevent Events of Default. The failure to make a payment on account of principal, premium, if any, or interest, if any, on the Notes by reason of any provision in this ARTICLE VI shall not be construed as preventing the occurrence of any Event of Default under Section 5.01.

Section 6.07     Waiver by the Guarantors. To the extent permitted by applicable law, each Guarantor hereby irrevocably waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency of bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest, notice and all demand whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, in this Indenture and in this ARTICLE VI.

Section 6.08     Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment shall be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided, that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Each Guarantor that makes a payment under its Guarantee shall be entitled, upon payment in full of all guaranteed obligations under this Indenture, to seek and receive contribution from and against each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 6.09     Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

ARTICLE VII
The Trustee

Section 7.01     General.  (a) The duties, rights and responsibilities of the Trustee are solely as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee is subject to this Article.

(b)     Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the permissive rights of the Trustee set forth herein shall not be construed as duties. In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has knowledge thereof pursuant to Section 5.01, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Section 7.02     Certain Rights of the Trustee.

(a)     The Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b)     Subject to Section 7.01(b), the Trustee may conclusively rely, as to the truth of the statements and the correctness of the statements and opinions expressed therein, upon certificates or opinions furnished to the Trustee conforming to the requirements of this Indenture, and the Trustee shall not be responsible for the accuracy or content of any such statements or opinions; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)     Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 13.05 and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such a certificate or opinion. Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or the Company, as applicable, shall be sufficient if signed by an Officer of the Issuer or the Company, as applicable.

(d)     The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e)     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f)     The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 5.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(g)     The Trustee shall not be liable for any error of judgment made in good faith by any of its officers or employees unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(h)     The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(i)     No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives reasonable indemnity or security satisfactory to it against any loss, liability or expense.

(j)     The Trustee may request that the Company (on behalf of itself and the Issuer) deliver an Officers’ Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded.

(k)     In no event shall the Trustee be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Trustee has been advised of the possibility of such damages and regardless of the form of action.

(l)     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(m)     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and, except in the case of failures or delays due to the Trustee’s negligence or bad faith, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(n)     The Trustee shall have no duty to ensure any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to ensure the maintenance of any such recording or filing or depositing or to any re-recording, re-filing or re-depositing of any thereof.

Section 7.03     Individual Rights of the Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)     “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)      “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04     Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture, the Notes, the Guarantees or the Collateral, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05     [Reserved].

Section 7.06     Compensation and Indemnity.  (a) The Company shall pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation, disbursement and expenses of the Trustee’s agents and counsel.

(b)     In addition to any other indemnity provided to the Trustee hereunder, the Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the reasonable costs and expenses of counsel (and including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers) in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes (regardless of whether brought or initiated by a third party or a party hereto).

(c)     To secure the Company’s payment obligations in this Section or as otherwise provided in this Indenture, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest, if any, on particular Notes.

(d)     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(vii) or Section 5.01(viii) hereof occurs, the expenses and the compensation for the services (including the fees, disbursements and expenses of its agents and counsel) are intended, to the extent permitted by law, to constitute expenses of administration under any Bankruptcy Law.

(e)     The Company’s obligations and the Trustee’s rights under this Section 7.06 shall survive the resignation or removal of the Trustee, the payment of the Notes in full and the termination of this Indenture.

Section 7.07     Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Issuer.

(ii)     The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii)     If the Trustee is no longer eligible under Section 7.09 or in the circumstances described in the Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv)     The Issuer may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.09; (B) the Trustee is adjudged bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)     If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)     Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06, (ii) the resignation or removal of the retiring Trustee shall become effective, and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuer shall execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)     Notwithstanding replacement of the Trustee pursuant to this Section, Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

(e)     The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.08     Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.09     Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.10     Money Held in Trust. The Trustee shall not be liable for interest or investment income on any money received by it except as it may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under ARTICLE VIII.

ARTICLE VIII
Defeasance and Discharge

Section 8.01     Legal Defeasance and Discharge. The Issuer, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be deemed to have been discharged from their respective obligations with respect to the Notes, the Guarantees, this Indenture (other than the right of Holders to receive interest on and principal of the Notes when due solely out of the trust referred to below and certain obligations and subject to Section 7.06) and under the Security Documents and cause the release of all Liens on the Collateral granted under the Security Documents, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in clauses (a) through (f) of this Section 8.01, and the Issuer, the Company and the Guarantors shall be deemed to have satisfied all of their respective obligations under the Notes, the Guarantees, this Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments delivered to it by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes to receive payments in respect of the principal, premium, if any, and interest, if any, on the Notes when such payments are due from the trust referred to below; (b) the Issuer’s obligations with respect to the Notes concerning mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; (d) the Legal Defeasance provisions of this Indenture; (e) the rights of registration of transfer and exchange of the Notes; and (f) the rights of Holders of Notes that are beneficiaries with respect to property so deposited with the Trustee payable to all or any of them.

Section 8.02     Covenant Defeasance. The Issuer, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their obligations with respect to the Notes and the Guarantees under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, Section 4.12 and 4.13, clause (iii) of Section 4.14, Section 4.15, Section 4.18 and ARTICLE VI (except for Section 6.03) and each Guarantor’s obligation under its Guarantee, on and after the date that the conditions set forth in Section 8.03 are satisfied and the Liens on the Collateral granted under the Security Documents shall be released (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders of Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that the Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Notes and the Guarantees, the Issuer, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. Subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Section 5.01(iii) (with respect to the covenants so defeased), 5.01(iv), 5.01(v), 5.01(vi), 5.01(ix) and 5.01(x) shall not constitute Events of Default or Defaults hereunder.

Section 8.03     Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.01 or Section 8.02 hereof to the Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)     the Issuer must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, the principal of, premium, if any, and interest, if any, on the Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)     in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law after the date of this Indenture, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)     in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)     no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)     such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(f)     the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over other creditors of the Issuer, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(g)     the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officers’ Certificate, in clauses (a) through (f) and, in the case of the Opinion of Counsel, in clauses (b) and (c) of this Section 8.03, have been complied with.

Section 8.04     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.05 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 8.04, the “Trustee”) pursuant to Section 8.03 or Section 8.08 hereof in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or indirectly or through any paying agent (including the Issuer acting as paying agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.03 or Section 8.08 hereof or the principal, premium, if any, and interest, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes.

Subject to the preceding paragraph and Section 7.06 herein, anything in this ARTICLE VIII to the contrary notwithstanding, the Trustee shall deliver or pay, solely to the extent available in such trust, to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Section 8.03 or Section 8.08 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.03(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.05     Repayment to Issuer. Any money deposited with the Trustee or any paying agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, and interest on the Notes and remaining unclaimed for two years after such principal, premium, if any, and interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall, subject to any relevant unclaimed property laws, upon written request therefor, be discharged from such trust and returned to the Issuer; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.06     Reinstatement. If the Trustee or paying agent is unable to apply any money or non-callable U.S. Government Obligations in accordance with Section 8.01, or Section 8.08 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, Section 8.02 or Section 8.08 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 8.01, Section 8.02 or Section 8.08 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest, if any, on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

Section 8.07     Survival. The Trustee’s rights under ARTICLE VII (including, but not limited to, its right to indemnification) and this ARTICLE VIII shall survive termination of this Indenture, the payment of the Notes in full, and the resignation or removal of the Trustee.

Section 8.08     Satisfaction and Discharge of Indenture. If at any time (a) (i) the Issuer shall have paid or caused to be paid the principal of, premium, if any, and interest, if any, on all the outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.04) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.04), or (b) (i) the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money in U.S. dollars or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and premium and interest, if any, on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default has occurred and is continuing on the date of the deposit, (iv) the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, and (v) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer (including all amounts, payable to the Trustee pursuant to Section 7.06), then, (x) after satisfying the conditions in clause (a), only the Company’s obligations under Sections 7.06 and 8.04 will survive or (y) after satisfying the conditions in clause (b), only the Issuer’s or the Company’s, as applicable, obligations in ARTICLE II and Sections 4.01, 4.02, 7.06, 7.07, 8.04, 8.05 and 8.06 will survive, and, in either case, the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction and discharging of this Indenture and the Security Documents and cause the release of all Liens on the Collateral granted under the Security Documents. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Notes.

ARTICLE IX
Amendments, Supplements and Waivers

Section 9.01     Amendments Without Consent of Holders. The Company, the Issuer, the Guarantors and the Trustee and with respect to the Security Documents, the Collateral Agent (if applicable), may amend, supplement or waive this Indenture, the Notes, the Guarantees or the Security Documents without notice to or the consent of any Holder:

(a)     to evidence the succession of another Person to the Issuer or the Company or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer or the Company herein and in the Notes or the Guarantees;

(b)     to add to the covenants of the Issuer or the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of Notes, or to surrender any right or power herein conferred upon the Issuer or the Company, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenants, restrictions, conditions or provisions such amendment, supplemented indenture or waiver may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(c)     to modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, debt securities not yet issued and outstanding as of the Issue Date;

(d)     to cure any ambiguity, defect or inconsistency in this Indenture, the Notes, the Guarantees or the Security Documents;

(e)     [Reserved];

(f)     to evidence and provide for the acceptance of appointment hereunder by a successor or replacement Trustee or under the Security Documents of a successor or replacement Collateral Agent (including for the avoidance of doubt, the Joint First Lien Collateral Agent), as applicable;

(g)     to provide for uncertificated Notes in addition to, or in place of, Certificated Notes;

(h)     to provide for any Guarantee of the Notes;

(i)     to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein, or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture and the Security Documents;

(j)     to evidence compliance with Section 4.14; or

(k)     to make any other change that does not adversely affect the legal rights of any Holder.

Section 9.02     Amendments with Consent of Holders. (a) Except as otherwise provided in Sections , 5.03 and 5.06 or Section 9.02(b) of this Section, the Company, the Issuer, the Guarantors and the Trustee and (with respect to the Security Documents) the Collateral Agent (if applicable) may amend or supplement this Indenture, the Notes, the Guarantees and the Security Documents with the consent of the Holders of a majority in principal amount of the outstanding Notes (which may include written consents obtained in connection with a tender offer or exchange offer for Notes), and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company, the Issuer and the Guarantors with any provision of this Indenture, the Notes, the Guarantees or the Security Documents (which may include waivers obtained in connection with a tender offer or exchange offer for Notes).

(b)     Notwithstanding the provisions of paragraph (a) of this Section 9.02, without the consent of each Holder affected, an amendment or waiver may not:

(i)     reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(ii)     reduce the rate of, or extend the time for payment of, any interest, including default interest, on any Note,

(iii)     reduce principal of, or change the fixed maturity of, any Note or alter the provisions (including related definitions) with respect to redemptions described under ARTICLE III or with respect to mandatory offers to repurchase Notes described under Section 4.10 and Section 4.12,

(iv)     make any Note payable in money other than that stated in the Note,

(v)     modify the ranking or priority of the Notes or any Guarantee,

(vi)     make any change in Sections 5.03 or 5.04,

(vii)     release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture,

(viii)     waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration), or

(ix)     effect a release of all or substantially all of the Collateral other than pursuant to the terms of the Security Documents or as otherwise permitted under this Indenture.

(c)     It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)     An amendment, supplement or waiver under this Section 9.02 shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer (or the Trustee at the request and expense of the Issuer) will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

Section 9.03     Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver shall not be affected or impaired by any failure to annotate or exchange Notes in this fashion.

Section 9.04     Trustee’s Rights and Obligations. The Trustee is entitled to receive, in addition to the documents required by Section 13.04, and will be fully protected in relying upon, an Opinion of Counsel stating (i) that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture or the applicable Security Document and (ii) in the case of an amendment, supplement or waiver in connection with Section 9.01(k) that such amendment, supplement or waiver does not adversely affect the legal rights of any Holder of Notes affected by such change. If the Trustee has received such Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

ARTICLE X
[Reserved]

ARTICLE XI
Collateral and Security

Section 11.01     Security Documents. The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by any Guarantor pursuant to its Guarantees, the payment of all other First-Priority Lien Obligations and the performance of all other obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents are secured by First-Priority Liens on the Collateral, subject to Permitted Collateral Liens, as provided in the Security Documents which the Issuer and the Guarantors have entered into simultaneously with the execution of this Indenture, or in certain circumstances, prior to or subsequent to the Issue Date, and shall be secured as provided in the Security Documents hereafter delivered as required or permitted by this Indenture.

Section 11.02     Collateral Agent.

(a)     The Issuer hereby appoints Wilmington Trust, National Association (including in its capacity as Joint First Lien Collateral Agent) to act as Collateral Agent, and the Collateral Agent shall have the duties, rights, indemnities, privileges, powers and immunities of the Collateral Agent as set forth herein and in the Security Documents. The Issuer and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case, pursuant to the terms of the Security Documents and the Collateral Agent is hereby authorized to execute and deliver the Security Documents. The Collateral Agent is authorized and empowered to appoint one or more collateral agents to act on its behalf, co-Collateral Agents or co-Joint First Lien Collateral Agents as it deems necessary or appropriate, including the Joint First Lien Collateral Agent.

(b)     Neither the Trustee (subject to Section 7.01), nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any First-Priority Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the First-Priority Liens or Security Documents or any delay in doing so; provided, however, that nothing in this Section 11.02(b) shall alter the Collateral Agent’s obligations under Section 7.02 of the Security Agreement.

(c)     The Collateral Agent shall be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture or as required or permitted by the Security Documents, the Collateral Agent shall not be obligated:

(1)     to act upon directions purported to be delivered to it by any other Person;

(2)     to foreclose upon or otherwise enforce any First-Priority Lien; or

(3)     to take any other action whatsoever with regard to any or all of the First-Priority Liens, Security Documents or Collateral.

(d)     The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the enforcement of the First-Priority Liens or the Security Documents.

(e)     In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under ARTICLE VII hereof, each of which shall also be deemed to be for the benefit of the Collateral Agent.

(f)     At all times when the Trustee is not itself the Collateral Agent, the Issuer shall deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

(g)     Neither the Trustee nor the Collateral Agent, in their capacities as such hereunder, shall be deemed to owe any fiduciary duty to the Holders of the Notes.

Section 11.03     Authorization of Actions to be Taken.

(a)     Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect on the Issue Date and as amended, supplemented or replaced from time to time (including in connection with the issuance of the Notes) in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to execute and deliver the Security Documents to which it is a party and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes and other holders of First-Priority Lien Obligations as set forth in the Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(b)     The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c)     Subject to the provisions of Section 7.01 and , the Trustee may (but shall not be obligated), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1)     foreclose upon or otherwise enforce any or all of the First-Priority Liens;

(2)     enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(3)     collect and receive payment of any and all First-Priority Lien Obligations.

Subject to Section 7.01 and Section 7.02, the Trustee is authorized and empowered (but shall not be obligated) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the First-Priority Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of Notes, the Trustee or the Collateral Agent.

Section 11.04     Release of First-Priority Liens.

(a)     The First-Priority Liens shall be released, with respect to the Guarantees by the members of the Secured Group:

(1)     in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes and payment in full of all other First-Priority Lien Obligations in respect thereof that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium, if any, on the Notes are paid;

(2)     in whole, upon satisfaction and discharge of this Indenture pursuant to Section 8.08;

(3)     in whole, upon a legal defeasance or covenant defeasance of the Notes pursuant to ARTICLE VIII;

(4)     in part, as to any property constituting Collateral that (a) is sold or otherwise disposed of by a member of the Secured Group to any Person other than a member of the Secured Group (but excluding any transaction subject to Section 4.14 where the recipient is required to become the obligor on the Notes or a Guarantor) in a transaction permitted by this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of, (b) is owned or at any time acquired by a member of the Secured Group that has been released from its Guarantee under this Indenture, concurrently with the release of such Guarantee, or (c) consists of securities of a Guarantor of the Issuer to be released as contemplated by Section 4.18(c); or

(5)     In accordance with and subject to the provisions of ARTICLE IX, with the consent of Holders of a majority in principal amount of the outstanding Notes or each Holder affected if required by Section 9.02(b)(ix) (including consents obtained in connection with a tender offer or exchange offer).

(b)     If an instrument confirming the release of the First-Priority Liens pursuant to Section 11.04(a) is requested by the Issuer or a Guarantor, then upon delivery to the Trustee of an Officers’ Certificate requesting execution of such an instrument, accompanied by:

(1)     an Opinion of Counsel confirming that such release is permitted by Section 11.04(a);

(2)     all instruments requested by the Issuer to effectuate or confirm such release; and

(3)     such other certificates and documents as the Trustee or Collateral Agent may reasonably request to confirm the matters set forth in Section 11.04(a) that are required by this Indenture or the Security Documents, the Trustee shall, if such instruments and documents are reasonably satisfactory to the Trustee and Collateral Agent, instruct the Collateral Agent to execute and deliver, and the Collateral Agent shall promptly execute and deliver, such instruments.

(c)     All instruments effectuating or confirming any release of any First-Priority Liens will have the effect solely of releasing such First-Priority Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(d)     The Issuer shall bear and pay all costs and expenses associated with any release of First-Priority Liens pursuant to this Section 11.04, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

Section 11.05     Filing, Recording, Certificates and Opinions.

(a)     Any release of Collateral permitted by Section 11.04 hereof or the Security Documents will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver a certificate or opinion under this Indenture or the Security Documents, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.

(b)     If any Collateral is released in accordance with this Indenture or any Security Document at a time when the Trustee is not itself also the Collateral Agent and if the Issuer has delivered the certificates and documents required by the Security Documents and permitted to be delivered by Section 11.04 (if any), the Trustee shall determine whether it has received all documentation required in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04, if any, shall, upon request, deliver a certificate to the Collateral Agent setting forth such determination.

(c)     The Company is required to deliver to the Collateral Agent, (i) on the Issue Date, a perfection certificate and (ii) within 5 days after October 31 of each year, beginning October 31, 2017, a certificate in substantially the form attached hereto as Exhibit L (a “Collateral Perfection Officer’s Certificate”).

(d)     The Company shall make available (i) by January 31, 2017, a copy of the perfection certificate delivered on the Issue Date, (ii) promptly after the delivery to the Collateral Agent of a Collateral Perfection Officer’s Certificate as required by clause (c) above, a copy of such Collateral Perfection Officer’s Certificate and (iii) within 5 days after the end of each fiscal quarter of the Company, beginning with the fiscal quarter ending on January 31, 2017, (w) copies of any control agreements entered into by the Issuer or any Guarantor, (x) copies of any possessory collateral delivered to, and in the possession of, the Collateral Agent, (y) acknowledgment copies of UCC-1 financing statements and UCC-3 amendments and (z) copies of any other Security Documents (including copies of mortgages and mortgage amendments that have been recorded and returned to the Issuer or a Guarantor) that grant or evidence the perfection of Liens on the Collateral that have been entered into, delivered, filed and acknowledged or recorded and returned, as the case may be, during such fiscal quarter (or, in the case of the fiscal quarter ending January 31, 2017, prior to January 31, 2017) and which may be redacted to remove confidential or commercially-sensitive information (including but not limited to all but the last 4 digits of bank account numbers), to any Holder of the Notes or any bona fide prospective investor in the Notes who, in each case, agrees to treat such information as confidential on customary confidentiality terms or accesses such information through a password-protected online data system, by posting such information on a website (which may be a non-public, password-protected online data system that requires a customary confidentiality acknowledgment and may be maintained by the Company or a third party); provided that the Company shall make available any password or other log-in information required to access such website to any such Holder of the Notes or bona fide prospective investor reasonably promptly following request therefor. Such website shall be accessible to Holders of the Notes and any bona fide prospective investor in the Notes, subject to the customary confidentiality requirements described in the foregoing, from and after January 31, 2017 and for so long as any Notes are outstanding.

ARTICLE XII
Release of Issuer

Section 12.01     Release of Issuer. (a) The Issuer shall be released from its obligations under this Indenture and the Notes, without the consent of the Holders, if: (1) the Company or any successor to the Company has assumed the obligations of the Issuer under this Indenture and the Notes, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, (2) the Company delivers an Opinion of Counsel to the Trustee to the effect that beneficial owners of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such release and such beneficial owners of Notes will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such release had not occurred and (3) the Issuer shall (w) become a Guarantor at such time, subject to the provisions of ARTICLE VI and Section 4.11 hereof, (x) execute a Guarantee, (y) execute a supplemental indenture evidencing its Guarantee and (z) deliver an Opinion of Counsel to the Trustee to the effect that (i) the supplemental indenture is authorized and permitted by the terms of this Indenture, (ii) the supplemental indenture has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject to customary exceptions), until such time, if any, as such Guarantee may be released as described above under Section 4.19 and ARTICLE VI and (iii) all conditions precedent to the execution of such supplemental indenture provided for in this Indenture have been complied with.

ARTICLE XIII
Miscellaneous

Section 13.01     Effectiveness. This Indenture, including the covenants, agreements and other provisions contained herein, shall be deemed to have been effective as of and from July 29, 2016 (the “Effective Date”) as though this Indenture were dated, executed and delivered as of the Effective Date, except that the obligations and duties of the Trustee and the Collateral Agent arising hereunder shall not be deemed to be effective at any time prior to the Issue Date, including the taking of any actions or enforcement of any remedies in connection with a Default or an Event of Default. For the avoidance of doubt, any Default or Event of Default arising under this Indenture during the period between (and including) the Effective Date and the Issue Date shall be deemed to be a Default or Event of Default from such date as such Default or Event or Default occurs, until cured or waived, notwithstanding the fact that such date may occur prior to the Issue Date. It is understood and agreed that, for purposes of calculating the availability under any basket or ratio, or determining the availability of an exception to any covenant, agreement or provision, under the Indenture, such calculation or determination, as the case may be, shall take into account the effectiveness of the Indenture as of and from the Effective Date; provided, that, no action taken or omitted to be taken by the Issuer, the Company or any of its Restricted Subsidiaries during the period between (and including) the Effective Date and the Issue Date shall give rise to a Default or Event of Default by virtue of this Section 13.01, so long as such action that is taken or omitted to be taken would not have given rise to a Default or Event of Default had the “Issue Date” instead been the Effective Date.

Section 13.02     Holder Communications; Holder Actions.   (a) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to a Responsible Officer of the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(b)     Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (c), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c)     The Issuer may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act § 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons shall be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act shall be valid or effective for more than 90 days after the record date.

Section 13.03     Notices. (a) Any notice or communication to the Issuer or the Company shall be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail or (iii) when sent by facsimile or electronic transmission, with transmission confirmed. Notices or communications to a Guarantor shall be deemed given if given to the Company. Any notice to the Trustee shall be deemed given if in writing and (i) delivered in person, (ii) mailed by first class mail or (iii) sent by facsimile or electronic transmission, and shall be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Issuer or the Company:

K. Hovnanian Enterprises, Inc.

c/o Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

Attention: Corporate Counsel

Fax.: 732-383-2945

Email: mdiscafani@khov.com

if to the Trustee and/or Collateral Agent:

Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Facsimile: 302-636-4149
Attention: Global Capital Markets – K. Hovnanian Relationship Manager

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)     Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder shall be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, delivered in accordance with applicable procedures of DTC. Copies of any notice or communication to a Holder, if given by the Issuer or the Company, shall be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder shall not affect its sufficiency with respect to other Holders.

(c)     Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d)     The Trustee and the Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. Neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.04     Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or the Company to the Trustee to take any action under this Indenture, the Issuer or the Company shall furnish to the Trustee:

(a)     an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)     an Opinion of Counsel stating that all such conditions precedent relating to the proposed action have been complied with.

Section 13.05     Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)     a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)     a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)     a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)     a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided, that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Any certificate, statement or opinion of an Officer of the Issuer or the Company, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters on information with respect to which is in the possession of the Issuer, or the Company, as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, or the Company, as applicable, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Issuer or the Company, as applicable, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or the Company, as applicable, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 13.06     Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest, if any, on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest shall accrue for the intervening period.

Section 13.07     Governing Law; Waiver of Jury Trial. This Indenture, the Guarantees and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE ISSUER, THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 13.08     No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer, the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 13.09     Successors. All agreements of the Issuer, the Company or any Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind its successor.

Section 13.10     Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.11     Separability. To the extent permitted by applicable law, in case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12     Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 13.13     No Liability of Directors, Officers, Employees, Partners, Incorporators and Stockholders. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Issuer, the Company or the Guarantors or any partner of the Issuer, the Company or the Guarantors or of any successor, either directly or through the Issuer, the Company or the Guarantors or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

Section 13.14     Provisions of Indenture for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of Notes.

Section 13.15     Trust Indenture Act. This Indenture, the Notes, the Guarantees and the Security Documents are not subject to the Trust Indenture Act except as expressly and to the extent provided for in this Indenture, the Notes, the Security Documents and the Guarantees.

[Signature page follows]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

K. HOVNANIAN ENTERPRISES, INC.,
as Issuer

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice-President—Finance and Treasurer

HOVNANIAN ENTERPRISES, INC., as the Company and a Guarantor

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice-President—Finance and Treasurer

K. HOV IP, II, INC., as a Guarantor

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Authorized Officer
On behalf of each other entity named in
Schedule A hereto, as a Guarantor

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Authorized Officer

[Signature page to the 9.50% Senior Secured First Lien Notes Indenture]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title:Vice President

[Signature page to the 9.50% Senior Secured First Lien Notes Indenture]

SCHEDULE A

GUARANTORS

AMBER RIDGE, LLC*

ARBOR TRAILS, LLC

BUILDER SERVICES NJ, L.L.C.

BUILDER SERVICES PA, L.L.C.

EASTERN NATIONAL TITLE AGENCY, LLC

EASTERN TITLE AGENCY OF ILLINOIS, LLC

EASTERN TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.

FOUNDERS TITLE AGENCY, INC.

GLENRISE GROVE, L.L.C.

GOVERNOR'S ABSTRACT CO., INC.

HOMEBUYERS FINANCIAL SERVICES, L.L.C.

HOMEBUYERS FINANCIAL USA, LLC*

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

HOVWEST LAND ACQUISITION, LLC*

K. HOV IP, II, INC.

K. HOVNANIAN ABERDEEN, LLC

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AMBER GLEN, LLC*

K. HOVNANIAN AT 240 MISSOURI, LLC

K. HOVNANIAN AT 4S, LLC

K. HOVNANIAN AT AIRE ON MCDOWELL, LLC

K. HOVNANIAN AT ALISO, LLC

K. HOVNANIAN AT ALLENTOWN, L.L.C.

K. HOVNANIAN AT AMBERLEY WOODS, LLC*

K. HOVNANIAN AT ANDALUSIA, LLC

K. HOVNANIAN AT ASBURY PARK URBAN RENEWAL, LLC

K. HOVNANIAN AT ASHBY PLACE, LLC

K. HOVNANIAN AT AVENUE ONE, L.L.C.

K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.

K. HOVNANIAN AT BARNEGAT I, L.L.C.

K. HOVNANIAN AT BARNEGAT II, L.L.C.

K. HOVNANIAN AT BEACON PARK AREA 129, LLC

K. HOVNANIAN AT BEACON PARK AREA 137, LLC

K. HOVNANIAN AT BELLA LAGO, LLC

K. HOVNANIAN AT BLACKSTONE, LLC

K. HOVNANIAN AT BOCA DUNES, LLC

K. HOVNANIAN AT BRADWELL ESTATES, LLC*

K. HOVNANIAN AT BRANCHBURG II, LLC

Sch. A-1

K. HOVNANIAN AT BRANCHBURG, L.L.C.

K. HOVNANIAN AT BRANCHBURG-VOLLERS, LLC

K. HOVNANIAN AT BRENFORD STATION, LLC

K. HOVNANIAN AT BRIDGEPORT, INC.

K. HOVNANIAN AT BRIDGEWATER I, L.L.C.

K. HOVNANIAN AT BRIDGEWATER II, LLC

K. HOVNANIAN AT BURCH KOVE, LLC

K. HOVNANIAN AT CAMP HILL, L.L.C.

K. HOVNANIAN AT CAMPTON PRAIRIE, LLC

K. HOVNANIAN AT CANTER V, LLC*

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARLSBAD, LLC

K. HOVNANIAN AT CATANIA, LLC

K. HOVNANIAN AT CATON'S RESERVE, LLC

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

K. HOVNANIAN AT CEDAR GROVE URBAN RENEWAL, LLC

K. HOVNANIAN AT CEDAR LANE ESTATES, LLC*

K. HOVNANIAN AT CEDAR LANE, LLC

K. HOVNANIAN AT CHARTER WAY, LLC

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT CHRISTINA COURT, LLC

K. HOVNANIAN AT CIELO, L.L.C.

K. HOVNANIAN AT COASTLINE, L.L.C.

K. HOVNANIAN AT COOSAW POINT, LLC

K. HOVNANIAN AT CORAL LAGO, LLC

K. HOVNANIAN AT CORTEZ HILL, LLC

K. HOVNANIAN AT DENVILLE, L.L.C.

K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.

K. HOVNANIAN AT DOMINGUEZ HILLS, INC.

K. HOVNANIAN AT DOMINION CROSSING, LLC*

K. HOVNANIAN AT DOYLESTOWN, LLC

K. HOVNANIAN AT EAGLE HEIGHTS, LLC*

K. HOVNANIAN AT EAST BRANDYWINE, L.L.C.

K. HOVNANIAN AT EAST BRUNSWICK III, LLC

K. HOVNANIAN AT EAST BRUNSWICK, LLC

K. HOVNANIAN AT EAST WINDSOR, LLC

K. HOVNANIAN AT EDEN TERRACE, L.L.C.

K. HOVNANIAN AT EDGEWATER II, L.L.C.

K. HOVNANIAN AT EDGEWATER, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH, L.L.C.

K. HOVNANIAN AT EMBREY MILL, LLC*

K. HOVNANIAN AT ESTATES AT WHEATLANDS, LLC

K. HOVNANIAN AT EVERGREEN, L.L.C.

Sch. A-2

K. HOVNANIAN AT EVESHAM, LLC

K. HOVNANIAN AT FAIRFIELD RIDGE, LLC

K. HOVNANIAN AT FIDDYMENT RANCH, LLC

K. HOVNANIAN AT FIFTH AVENUE, L.L.C.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FOREST MEADOWS, L.L.C.

K. HOVNANIAN AT FOX PATH AT HAMPTON LAKE, LLC

K. HOVNANIAN AT FRANKLIN II, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP II, LLC*

K. HOVNANIAN AT FREEHOLD TOWNSHIP III, LLC

K. HOVNANIAN AT FRESNO, LLC

K. HOVNANIAN AT GALLERY, LLC

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GENEVA MEADOWS, LLC

K. HOVNANIAN AT GILROY 60, LLC

K. HOVNANIAN AT GILROY, LLC

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

K. HOVNANIAN AT HAMPTON COVE, LLC

K. HOVNANIAN AT HAMPTON LAKE, LLC

K. HOVNANIAN AT HANOVER ESTATES, LLC

K. HOVNANIAN AT HERSHEY'S MILL, INC.

K. HOVNANIAN AT HIDDEN BROOK, LLC

K. HOVNANIAN AT HILLSBOROUGH, LLC

K. HOVNANIAN AT HILLTOP RESERVE II, LLC

K. HOVNANIAN AT HILLTOP RESERVE, LLC

K. HOVNANIAN AT HOWELL II, LLC

K. HOVNANIAN AT HOWELL III, LLC

K. HOVNANIAN AT HOWELL, LLC

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

K. HOVNANIAN AT HUNTER'S POND, LLC*

K. HOVNANIAN AT HUNTFIELD, LLC

K. HOVNANIAN AT INDIAN WELLS, LLC

K. HOVNANIAN AT ISLAND LAKE, LLC

K. HOVNANIAN AT JACKSON I, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JAEGER RANCH, LLC

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.

K. HOVNANIAN AT KEYPORT, L.L.C.

K. HOVNANIAN AT LA COSTA GREENS, L.L.C.

K. HOVNANIAN AT LA LAGUNA, L.L.C.

K. HOVNANIAN AT LADD RANCH, LLC*

K. HOVNANIAN AT LAKE BURDEN, LLC

K. HOVNANIAN AT LAKE LECLARE, LLC

Sch. A-3

K. HOVNANIAN AT LAKE RANCHO VIEJO, LLC

K. HOVNANIAN AT LAKE RIDGE ESTATES, LLC

K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

K. HOVNANIAN AT LEE SQUARE, L.L.C.

K. HOVNANIAN AT LENAH WOODS, LLC

K. HOVNANIAN AT LILY ORCHARD, LLC

K. HOVNANIAN AT LINK FARM, LLC

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND II, L.L.C.

K. HOVNANIAN AT MAGNOLIA PLACE, LLC

K. HOVNANIAN AT MAHWAH VI, INC.

K. HOVNANIAN AT MAIN STREET SQUARE, LLC

K. HOVNANIAN AT MALAN PARK, L.L.C.

K. HOVNANIAN AT MANALAPAN II, L.L.C.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

K. HOVNANIAN AT MANALAPAN IV, LLC*

K. HOVNANIAN AT MANALAPAN V, LLC

K. HOVNANIAN AT MANALAPAN VI, LLC

K. HOVNANIAN AT MANSFIELD II, L.L.C.

K. HOVNANIAN AT MANTECA, LLC

K. HOVNANIAN AT MAPLE AVENUE, L.L.C.

K. HOVNANIAN AT MARLBORO IX, LLC

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.

K. HOVNANIAN AT MARLBORO VI, L.L.C.

K. HOVNANIAN AT MARPLE, LLC

K. HOVNANIAN AT MEADOWRIDGE VILLAS, LLC

K. HOVNANIAN AT MELANIE MEADOWS, LLC

K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.

K. HOVNANIAN AT MERIDIAN HILLS, LLC*

K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.

K. HOVNANIAN AT MIDDLETOWN II, L.L.C.

K. HOVNANIAN AT MIDDLETOWN III, LLC

K. HOVNANIAN AT MIDDLETOWN, LLC

K. HOVNANIAN AT MILLVILLE I, L.L.C.

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MONROE IV, L.L.C.

K. HOVNANIAN AT MONROE NJ II, LLC

K. HOVNANIAN AT MONROE NJ III, LLC

K. HOVNANIAN AT MONROE NJ, L.L.C.

Sch. A-4

K. HOVNANIAN AT MONTGOMERY, LLC

K. HOVNANIAN AT MONTVALE II, LLC

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MORRIS TWP II, LLC*

K. HOVNANIAN AT MORRIS TWP, LLC

K. HOVNANIAN AT MT. LAUREL, LLC

K. HOVNANIAN AT MUIRFIELD, LLC

K. HOVNANIAN AT MYSTIC DUNES, LLC*

K. HOVNANIAN AT NICHOLSON, LLC*

K. HOVNANIAN AT NORTH BERGEN. L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL IV, L.L.C.

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT NORTHAMPTON, L.L.C.

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN AT NORTHFIELD, L.L.C.

K. HOVNANIAN AT NORTHRIDGE ESTATES, LLC

K. HOVNANIAN AT NORTON LAKE, LLC

K. HOVNANIAN AT NOTTINGHAM MEADOWS, LLC

K. HOVNANIAN AT OAK POINTE, LLC

K. HOVNANIAN AT OCEAN TOWNSHIP, INC

K. HOVNANIAN AT OCEAN VIEW BEACH CLUB, LLC

K. HOVNANIAN AT OCEANPORT, L.L.C.

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT ORCHARD MEADOWS, LLC*

K. HOVNANIAN AT PALM VALLEY, L.L.C.

K. HOVNANIAN AT PARKSIDE, LLC

K. HOVNANIAN AT PARSIPPANY, L.L.C.

K. HOVNANIAN AT PAVILION PARK, LLC

K. HOVNANIAN AT PELHAM'S REACH, LLC*

K. HOVNANIAN AT PIAZZA D'ORO, L.L.C.

K. HOVNANIAN AT PIAZZA SERENA, L.L.C

K. HOVNANIAN AT PICKETT RESERVE, LLC

K. HOVNANIAN AT PITTSGROVE, L.L.C.

K. HOVNANIAN AT PLANTATION LAKES, L.L.C.

K. HOVNANIAN AT POINTE 16, LLC

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. HOVNANIAN AT POSITANO, LLC

K. HOVNANIAN AT PRADO, L.L.C.

K. HOVNANIAN AT PRAIRIE POINTE, LLC

K. HOVNANIAN AT QUAIL CREEK, L.L.C.

K. HOVNANIAN AT RANCHO CABRILLO, LLC

K. HOVNANIAN AT RANDALL HIGHLANDS, LLC*

Sch. A-5

K. HOVNANIAN AT RANDOLPH I, L.L.C.

K. HOVNANIAN AT RAPHO, L.L.C

K. HOVNANIAN AT RAYMOND FARM, LLC*

K. HOVNANIAN AT REDTAIL, LLC

K. HOVNANIAN AT RESERVES AT WHEATLANDS, LLC

K. HOVNANIAN AT RESIDENCE AT DISCOVERY SQUARE, LLC

K. HOVNANIAN AT RIDGEMONT, L.L.C.

K. HOVNANIAN AT RIVER HILLS, LLC*

K. HOVNANIAN AT ROCK LEDGE, LLC

K. HOVNANIAN AT RODERUCK, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT SAGE, L.L.C.

K. HOVNANIAN AT SAGEBROOK, LLC

K. HOVNANIAN AT SANTA NELLA, LLC

K. HOVNANIAN AT SAWMILL, INC.

K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.

K. HOVNANIAN AT SEASONS LANDING, LLC

K. HOVNANIAN AT SHELDON GROVE, LLC

K. HOVNANIAN AT SHREWSBURY, LLC

K. HOVNANIAN AT SIGNAL HILL, LLC

K. HOVNANIAN AT SILVER SPRING, L.L.C.

K. HOVNANIAN AT SILVERSTONE, LLC

K. HOVNANIAN AT SILVERWOOD GLEN, LLC*

K. HOVNANIAN AT SKYE ISLE, LLC

K. HOVNANIAN AT SKYE ON MCDOWELL, LLC

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOMERSET, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK II, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK III, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.

K. HOVNANIAN AT STANTON, LLC

K. HOVNANIAN AT STATION SQUARE, L.L.C.

K. HOVNANIAN AT SUMMERLAKE, LLC

K. HOVNANIAN AT SUNRIDGE PARK, LLC

K. HOVNANIAN AT SUNRISE TRAIL II, LLC

K. HOVNANIAN AT SUNRISE TRAIL III, LLC

K. HOVNANIAN AT SUNRISE TRAIL, LLC*

K. HOVNANIAN AT TAMARACK SOUTH LLC*

K. HOVNANIAN AT TANGLEWOOD OAKS, LLC*

K. HOVNANIAN AT TERRA BELLA TWO, LLC

K. HOVNANIAN AT THE COMMONS AT RICHMOND HILL, LLC

K. HOVNANIAN AT THE CROSBY, LLC

K. HOVNANIAN AT THE HIGHLANDS AT SUMMERLAKE GROVE, LLC*

K. HOVNANIAN AT THE MONARCH, L.L.C.

K. HOVNANIAN AT THE PROMENADE AT BEAVER CREEK, LLC

K. HOVNANIAN AT THOMPSON RANCH, LLC

Sch. A-6

K. HOVNANIAN AT TRAFFORD PLACE, LLC

K. HOVNANIAN AT TRAIL RIDGE, LLC

K. HOVNANIAN AT UPPER PROVIDENCE, LLC

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT VALLE DEL SOL, LLC

K. HOVNANIAN AT VALLETTA, LLC*

K. HOVNANIAN AT VERONA ESTATES, LLC

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT VICTORVILLE, L.L.C.

K. HOVNANIAN AT VILLAGE OF ROUND HILL, LLC*

K. HOVNANIAN AT VINEYARD HEIGHTS, LLC

K. HOVNANIAN AT VISTA DEL SOL, L.L.C.

K. HOVNANIAN AT WALDWICK, LLC

K. HOVNANIAN AT WALKERS GROVE, LLC

K. HOVNANIAN AT WARREN TOWNSHIP II, LLC

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.

K. HOVNANIAN AT WATERFORD, LLC*

K. HOVNANIAN AT WATERSTONE, LLC

K. HOVNANIAN AT WAYNE IX, L.L.C.

K. HOVNANIAN AT WELLSPRINGS, LLC*

K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.

K. HOVNANIAN AT WESTBROOK, LLC

K. HOVNANIAN AT WESTSHORE, LLC

K. HOVNANIAN AT WHEELER RANCH, LLC

K. HOVNANIAN AT WHEELER WOODS, LLC

K. HOVNANIAN AT WHITEMARSH, LLC

K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.

K. HOVNANIAN AT WOODCREEK WEST, LLC

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN BELDEN POINTE, LLC

K. HOVNANIAN BELMONT RESERVE, LLC

K. HOVNANIAN BUILDING COMPANY, LLC*

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN COMPANIES OF ARIZONA, LLC*

K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN COMPANIES, LLC

K. HOVNANIAN CONSTRUCTION II, INC

K. HOVNANIAN CONSTRUCTION III, INC

Sch. A-7

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.

K. HOVNANIAN CONTRACTORS OF OHIO, LLC

K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.

K. HOVNANIAN CYPRESS CREEK, LLC*

K. HOVNANIAN CYPRESS KEY, LLC

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.

K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN DFW AUBURN FARMS, LLC

K. HOVNANIAN DFW BELMONT, LLC

K. HOVNANIAN DFW BERKSHIRE, LLC*

K. HOVNANIAN DFW BERKSHIRE II, LLC*

K. HOVNANIAN DFW CARILLON, LLC*

K. HOVNANIAN DFW HARMON FARMS, LLC

K. HOVNANIAN DFW HEATHERWOOD, LLC*

K. HOVNANIAN DFW HERITAGE CROSSING, LLC

K. HOVNANIAN DFW HERON POND, LLC*

K. HOVNANIAN DFW HOMESTEAD, LLC

K. HOVNANIAN DFW INSPIRATION, LLC

K. HOVNANIAN DFW LEXINGTON, LLC

K. HOVNANIAN DFW LIBERTY CROSSING, LLC

K. HOVNANIAN DFW LIGHT FARMS, LLC

K. HOVNANIAN DFW LIGHT FARMS II, LLC

K. HOVNANIAN DFW MAXWELL CREEK, LLC*

K. HOVNANIAN DFW MIDTOWN PARK, LLC

K. HOVNANIAN DFW MUSTANG LAKES, LLC*

K. HOVNANIAN DFW PALISADES, LLC

K. HOVNANIAN DFW PARKSIDE, LLC

K. HOVNANIAN DFW RICHWOODS, LLC*

K. HOVNANIAN DFW RIDGEVIEW, LLC

Sch. A-8

K. HOVNANIAN DFW SEVENTEEN LAKES, LLC

K. HOVNANIAN DFW TRAILWOOD, LLC

K. HOVNANIAN DFW VILLAS AT MUSTANG PARK, LLC

K. HOVNANIAN DFW WELLINGTON, LLC

K. HOVNANIAN DFW WILDRIDGE, LLC

K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

K. HOVNANIAN EDGEBROOK, LLC

K. HOVNANIAN ESTATES AT REGENCY, L.L.C.

K. HOVNANIAN ESTATES AT WEKIVA, LLC

K. HOVNANIAN FALLS POINTE, LLC

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN FLORIDA REALTY, L.L.C.

K. HOVNANIAN FOREST VALLEY, LLC

K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, LLC

K. HOVNANIAN FOUR SEASONS AT GOLD HILL, LLC

K. HOVNANIAN GRAND CYPRESS, LLC

K. HOVNANIAN GRANDEFIELD, LLC

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC

K. HOVNANIAN GREAT WESTERN HOMES, LLC

K. HOVNANIAN HAMPTONS AT OAK CREEK II, L.L.C.

K. HOVNANIAN HIDDEN HOLLOW, LLC

K. HOVNANIAN HIGHLAND RIDGE, LLC

K. HOVNANIAN HOLDINGS NJ, L.L.C.

K. HOVNANIAN HOMES - DFW, L.L.C.

K. HOVNANIAN HOMES AT BROOK MANOR, LLC

K. HOVNANIAN HOMES AT BURKE JUNCTION, LLC

K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.

K. HOVNANIAN HOMES AT CREEKSIDE, LLC

K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

K. HOVNANIAN HOMES AT LEIGH MILL, LLC

K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.

K. HOVNANIAN HOMES AT PARKSIDE, LLC*

K. HOVNANIAN HOMES AT REEDY CREEK, LLC

K. HOVNANIAN HOMES AT RUSSETT, L.L.C.

K. HOVNANIAN HOMES AT SALT CREEK LANDING, LLC

K. HOVNANIAN HOMES AT SHELL HALL, LLC

K. HOVNANIAN HOMES AT ST. JAMES PLACE, LLC

K. HOVNANIAN HOMES AT THE ABBY, LLC

K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC

K. HOVNANIAN HOMES AT THE PADDOCKS, LLC

K. HOVNANIAN HOMES AT THOMPSON'S GRANT, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANGE, LLC*

K. HOVNANIAN HOMES AT WILLOWSFORD GRANT, LLC

Sch. A-9

K. HOVNANIAN HOMES AT WILLOWSFORD GREENS, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD NEW, LLC*

K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN HOMES OF D.C., L.L.C.

K. HOVNANIAN HOMES OF DELAWARE I, LLC*

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.

K. HOVNANIAN HOMES OF FLORIDA I, LLC*

K. HOVNANIAN HOMES OF GEORGIA, L.L.C.

K. HOVNANIAN HOMES OF HOUSTON, L.L.C.

K. HOVNANIAN HOMES OF LONGACRE VILLAGE, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND I, LLC*

K. HOVNANIAN HOMES OF MARYLAND II, LLC*

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA AT ARBOR CREEK, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT AUTUMN MEADOWS, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT BRYNWOOD, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT CEDAR HOLLOW, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT FOUNDER'S RIDGE, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT HARPERS STREET WOODS, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT OAKS OF OXBOW, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT REGENT'S POINT, LLC

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN HOMES OF SOUTH CAROLINA, LLC

K. HOVNANIAN HOMES OF VIRGINIA I, LLC*

K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN HOUSTON CITY HEIGHTS, LLC

K. HOVNANIAN HOVWEST HOLDINGS, L.L.C.*

K. HOVNANIAN INDIAN TRAILS, LLC

K. HOVNANIAN JV HOLDINGS, L.L.C.*

K. HOVNANIAN JV SERVICES COMPANY, L.L.C.*

K. HOVNANIAN LADUE RESERVE, LLC

K. HOVNANIAN LAKE PARKER, LLC*

K. HOVNANIAN LAKES OF GREEN, LLC

K. HOVNANIAN LEGACY AT VIA BELLA, LLC

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC

K. HOVNANIAN MANALAPAN ACQUISITION, LLC

K. HOVNANIAN MONARCH GROVE, LLC

K. HOVNANIAN MONTCLAIRE ESTATES, LLC*

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN NORTHPOINTE 40S, LLC

K. HOVNANIAN OF HOUSTON II, L.L.C.

Sch. A-10

K. HOVNANIAN OF OHIO, LLC

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PARKSIDE HOLDINGS, LLC*

K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PROPERTIES OF RED BANK, INC.

K. HOVNANIAN REYNOLDS RANCH, LLC

K. HOVNANIAN RIVENDALE, LLC

K. HOVNANIAN RIVERSIDE, LLC

K. HOVNANIAN SCHADY RESERVE, LLC

K. HOVNANIAN SERENO, LLC*

K. HOVNANIAN SHERWOOD AT REGENCY, LLC

K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTH FORK, LLC

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN STERLING RANCH, LLC

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF KENTUCKY, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES, L.L.C.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

K. HOVNANIAN TBD, LLC*

K. HOVNANIAN TERRALARGO, LLC*

K. HOVNANIAN TIMBRES AT ELM CREEK, LLC

K. HOVNANIAN UNION PARK, LLC

K. HOVNANIAN VENTURE I, L.L.C.

K. HOVNANIAN VILLAGE GLEN, LLC

K. HOVNANIAN WATERBURY, LLC

K. HOVNANIAN WHITE ROAD, LLC

K. HOVNANIAN WINDWARD HOMES, LLC

K. HOVNANIAN WOODLAND POINTE, LLC

K. HOVNANIAN WOODRIDGE PLACE, LLC

K. HOVNANIAN'S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT BEAUMONT, LLC

K. HOVNANIAN'S FOUR SEASONS AT BRIARGATE, LLC

K. HOVNANIAN'S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT HEMET, LLC

K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT LOS BANOS, LLC

K. HOVNANIAN'S FOUR SEASONS AT MALIND BLUFF, LLC*

K. HOVNANIAN'S FOUR SEASONS AT MORENO VALLEY, L.L.C.

Sch. A-11

K. HOVNANIAN'S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT PALM SPRINGS, LLC

K. HOVNANIAN'S FOUR SEASONS AT RENAISSANCE, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT RUSH CREEK II, LLC

K. HOVNANIAN'S FOUR SEASONS AT RUSH CREEK, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT SILVER MAPLE FARM, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT THE MANOR II, LLC

K. HOVNANIAN'S FOUR SEASONS AT THE MANOR, LLC

K. HOVNANIAN'S PARKSIDE AT TOWNGATE, L.L.C.

K. HOVNANIAN'S SONATA AT THE PRESERVE, LLC*

K. HOVNANIAN'S VERANDA AT RIVERPARK, LLC

K. HOVNANIAN’S VERANDA AT RIVERPARK II, LLC

KHH SHELL HALL LOAN ACQUISITION, LLC

LANDARAMA, INC.

LAUREL HIGHLANDS, LLC

M&M AT CHESTERFIELD, LLC

M&M AT CRESCENT COURT, L.L.C.

M&M AT MONROE WOODS, L.L.C.

M&M AT WEST ORANGE, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MCNJ, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

MM-BEACHFRONT NORTH I, LLC

NEW HOME REALTY, LLC

NEW LAND TITLE AGENCY, L.L.C.

PADDOCKS, L.L.C.

PARK TITLE COMPANY, LLC

PINE AYR, LLC

RIDGEMORE UTILITY, L.L.C.

SEABROOK ACCUMULATION CORPORATION

SHELL HALL CLUB AMENITY ACQUISITION, LLC

SHELL HALL LAND ACQUISITION, LLC

STONEBROOK HOMES, INC.

TERRAPIN REALTY, L.L.C.

THE MATZEL & MUMFORD ORGANIZATION, INC

WASHINGTON HOMES, INC.

WESTMINSTER HOMES, INC.

WH PROPERTIES, INC.

WOODMORE RESIDENTIAL, L.L.C.

WTC VENTURES, L.L.C.

* Denotes Secured Group Guarantors

Sch. A-12

EXHIBIT A

[FACE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

9.50% Senior Secured Notes Due 2020

CUSIP No.:

No.	$_______________

K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _________________, or its registered assigns, the principal sum of ____________ DOLLARS ($________), [or such other amount as is provided in a schedule attached hereto]1, on November 15, 2020.

Interest Rate: 9.50% per annum.

Interest Payment Dates: August 15 and February 15, commencing February 15, 2017.

Record Dates: August 1 and February 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

1 For Global Notes.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated: [___________], 2016

K. HOVNANIAN ENTERPRISES, INC.

By:
Name: Title:

[Form of] Trustee’s Certificate of Authentication

This is one of the 9.50% Senior Secured Notes Due 2020 described in the Indenture referred to in this Note.

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

9.50% Senior Secured Notes Due 2020

Capitalized terms used herein are used as defined in the Indenture referred to below unless otherwise indicated.

1.            Principal and Interest.

K. Hovnanian Enterprises, Inc. (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), a California corporation, promises to pay the principal of this Note on November 15, 2020.

The Issuer promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 9.50% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the August 1 or February 1 immediately preceding the interest payment date) on each interest payment date, commencing February 15, 2017.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from September 8, 2016. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.            Paying Agent and Registrar.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act as Registrar, co-Registrar or (except for purposes of Article VIII of the Indenture) Paying Agent.

3.            Indenture; Liens; Guarantees.

This is one of the Notes issued under an Indenture dated as of September 8, 2016 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes issued thereunder to $75,000,000 but Additional Notes may be issued pursuant to the Indenture (subject to the conditions stated therein), and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed by the Guarantors as set forth in the Indenture and the Guarantee endorsed hereon. Guarantees by Guarantors that are members of the Secured Group will be secured by Liens on the Collateral as described in the Indenture and the Security Documents.

Reference is hereby made to the Indenture for a statement of the respective rights, duties and obligations thereunder of the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Holders.

4.            Optional Redemption; Redemption with Proceeds of Equity Offering.

The Issuer may, at its option, redeem the Notes, in whole, at any time, or in part, from time to time, prior to November 15, 2018 at a redemption price equal to the sum of:

(i)     100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, if any (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date); plus

(ii)     the Make-Whole Amount.

The term “Make-Whole Amount” shall mean, in connection with any optional redemption of any Note and as determined by the Issuer in its sole discretion, the excess, if any, of:

(i)     the present value at such redemption date of (i) the redemption price of the Note at November 15, 2018 (such redemption price being 100% of the principal amount of the Note to be redeemed) plus (ii) all required interest payments due on the Note through November 15, 2018 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii)     the principal amount of the Note being redeemed.

In no case shall the Trustee be responsible for calculating or determining the Make-Whole Amount.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, as calculated by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), most nearly equal to the period from the redemption date to November 15, 2018; provided, however, that if the period from the redemption date to November 15, 2018 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

The Issuer may, at its option, redeem the Notes, in whole, at any time, or in part, from time to time, on or after November 15, 2018 at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date).

At any time and from time to time prior to November 15, 2018, the Issuer may redeem the Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 109.50% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date), in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (including Additional Notes), provided that:

(i)     in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and

(ii)     not less than 65% of the original aggregate principal amount of the Notes (including Additional Notes) remains outstanding immediately thereafter.

If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected by the Trustee by lot, pro rata or such other method as the Trustee deems fair and appropriate in consultation with the Issuer, subject to applicable DTC procedures and compliance with the rules of any securities exchange on which the Notes may be listed.

No Notes of $2,000 in original principal amount or less shall be redeemed in part. Notices of any redemption may be given prior to the completion thereof, and may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering. If a redemption is subject to one or more conditions precedent, such notice shall describe each condition precedent.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption. Any notice of redemption will be given in accordance with the terms of Article III of the Indenture.

5.            Repurchase Provisions.

If a Change of Control occurs, each Holder shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part (equal to $2,000 principal amount or any multiple of $1,000 in excess thereof) of such Holder’s Notes on a date that is no later than 90 days after notice of the Change of Control, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

6.            Mandatory Redemption.

There is no sinking fund for, or mandatory redemption of, the Notes. The Company and its Affiliates may at any time and from time to time purchase Notes in the open market or otherwise.

7.            Discharge and Defeasance.

If the Issuer deposits with the Trustee money in U.S. dollars and/or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, interest and accrued interest on the Notes to redemption or maturity, as the case may be, the Issuer, the Company and the Guarantors may in certain circumstances be discharged from the Indenture, the Notes, the Guarantees and the Security Documents or may be discharged from certain of their obligations under certain provisions of the Indenture. In such circumstances, the Liens securing the Notes and the Guarantees will also be released.

8.            Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form only without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of, or exchange any Note or certain portions of a Note.

9.            Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.           Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. If a bankruptcy or insolvency default with respect to the Issuer or the Company occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require reasonable indemnity or security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

11.          Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture, the Notes, the Guarantees and the Security Documents may be amended or supplemented, or future compliance therewith may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company, the Issuer, the Guarantors and the Trustee, and with respect to the Security Documents, the Collateral Agent, may amend or supplement the Indenture, the Notes, the Guarantees or the Security Documents to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not adversely affect the legal rights of any Holder.

12.          Trustee Dealings With Issuer.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates, with the same rights as if it were not Trustee; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

13.           No Recourse Against Others.

An incorporator, and any past, present or future director, officer, partner, employee or stockholder, as such, of the Issuer, the Company or the Guarantors shall not have any liability for any obligations of the Issuer, the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.          Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15.     CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

16.          Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

17.          Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Social Security or Taxpayer Identification No.

Please print or typewrite name and address, including zip code, of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer this Note on the books of the Issuer with full power of substitution in the premises.

Dated:	Signed:
(sign exactly as name appears on the other side of this Note)

Signature Guarantee[2]:

2 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date (as defined in this Note), the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising in connection with the transfer and further as follows:

Check One

☐         (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit G to the Indenture is being furnished herewith.

☐         (2) This Note is being transferred to a non-”U.S. Person,” as defined in Rule 902 of Regulation S under the Securities Act in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

or

☐         (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished herewith which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Dated:

Transferor

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: [3]

By:
(To be executed by an executive officer)

3 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.12 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$                                                                              .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:4

4 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTES5

The following exchanges of a part of this Global Note for Certificated Notes or an interest in another Global Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

5 For Global Notes

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Issuer’s 9.50% Senior Secured Notes due 2020 (the “Notes”), whether at maturity or on an interest payment date, by acceleration or otherwise, on the Notes, to the extent lawful, and of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in ARTICLE VI of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No past, present or future stockholder, officer, director, employee, partner or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee evidenced hereby by reason of such person’s status as stockholder, officer, director, employee, partner or incorporator. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee.

Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee evidenced hereby shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

AMBER RIDGE, LLC*

ARBOR TRAILS, LLC

BUILDER SERVICES NJ, L.L.C.

BUILDER SERVICES PA, L.L.C.

EASTERN NATIONAL TITLE AGENCY, LLC

EASTERN TITLE AGENCY OF ILLINOIS, LLC

EASTERN TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.

FOUNDERS TITLE AGENCY, INC.

GLENRISE GROVE, L.L.C.

GOVERNOR'S ABSTRACT CO., INC.

HOMEBUYERS FINANCIAL SERVICES, L.L.C.

HOMEBUYERS FINANCIAL USA, LLC*

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

HOVNANIAN ENTERPRISES, INC. (PARENT COMPANY)

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

HOVWEST LAND ACQUISITION, LLC*

K. HOV IP, II, INC.

K. HOVNANIAN ABERDEEN, LLC

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AMBER GLEN, LLC*

K. HOVNANIAN AT 240 MISSOURI, LLC

K. HOVNANIAN AT 4S, LLC

K. HOVNANIAN AT AIRE ON MCDOWELL, LLC

K. HOVNANIAN AT ALISO, LLC

K. HOVNANIAN AT ALLENTOWN, L.L.C.

K. HOVNANIAN AT AMBERLEY WOODS, LLC*

K. HOVNANIAN AT ANDALUSIA, LLC

K. HOVNANIAN AT ASBURY PARK URBAN RENEWAL, LLC

K. HOVNANIAN AT ASHBY PLACE, LLC

K. HOVNANIAN AT AVENUE ONE, L.L.C.

K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.

K. HOVNANIAN AT BARNEGAT I, L.L.C.

K. HOVNANIAN AT BARNEGAT II, L.L.C.

K. HOVNANIAN AT BEACON PARK AREA 129, LLC

K. HOVNANIAN AT BEACON PARK AREA 137, LLC

K. HOVNANIAN AT BELLA LAGO, LLC

K. HOVNANIAN AT BLACKSTONE, LLC

K. HOVNANIAN AT BOCA DUNES, LLC

K. HOVNANIAN AT BRADWELL ESTATES, LLC*

K. HOVNANIAN AT BRANCHBURG II, LLC

K. HOVNANIAN AT BRANCHBURG, L.L.C.

K. HOVNANIAN AT BRANCHBURG-VOLLERS, LLC

K. HOVNANIAN AT BRENFORD STATION, LLC

K. HOVNANIAN AT BRIDGEPORT, INC.

K. HOVNANIAN AT BRIDGEWATER I, L.L.C.

K. HOVNANIAN AT BRIDGEWATER II, LLC

K. HOVNANIAN AT BURCH KOVE, LLC

K. HOVNANIAN AT CAMP HILL, L.L.C.

K. HOVNANIAN AT CAMPTON PRAIRIE, LLC

K. HOVNANIAN AT CANTER V, LLC*

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARLSBAD, LLC

K. HOVNANIAN AT CATANIA, LLC

K. HOVNANIAN AT CATON'S RESERVE, LLC

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

K. HOVNANIAN AT CEDAR GROVE URBAN RENEWAL, LLC

K. HOVNANIAN AT CEDAR LANE ESTATES, LLC*

K. HOVNANIAN AT CEDAR LANE, LLC

K. HOVNANIAN AT CHARTER WAY, LLC

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT CHRISTINA COURT, LLC

K. HOVNANIAN AT CIELO, L.L.C.

K. HOVNANIAN AT COASTLINE, L.L.C.

K. HOVNANIAN AT COOSAW POINT, LLC

K. HOVNANIAN AT CORAL LAGO, LLC

K. HOVNANIAN AT CORTEZ HILL, LLC

K. HOVNANIAN AT DENVILLE, L.L.C.

K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.

K. HOVNANIAN AT DOMINGUEZ HILLS, INC.

K. HOVNANIAN AT DOMINION CROSSING, LLC*

K. HOVNANIAN AT DOYLESTOWN, LLC

K. HOVNANIAN AT EAGLE HEIGHTS, LLC*

K. HOVNANIAN AT EAST BRANDYWINE, L.L.C.

K. HOVNANIAN AT EAST BRUNSWICK III, LLC

K. HOVNANIAN AT EAST BRUNSWICK, LLC

K. HOVNANIAN AT EAST WINDSOR, LLC

K. HOVNANIAN AT EDEN TERRACE, L.L.C.

K. HOVNANIAN AT EDGEWATER II, L.L.C.

K. HOVNANIAN AT EDGEWATER, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH, L.L.C.

K. HOVNANIAN AT EMBREY MILL, LLC*

K. HOVNANIAN AT ESTATES AT WHEATLANDS, LLC

K. HOVNANIAN AT EVERGREEN, L.L.C.

K. HOVNANIAN AT EVESHAM, LLC

K. HOVNANIAN AT FAIRFIELD RIDGE, LLC

K. HOVNANIAN AT FIDDYMENT RANCH, LLC

K. HOVNANIAN AT FIFTH AVENUE, L.L.C.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FOREST MEADOWS, L.L.C.

K. HOVNANIAN AT FOX PATH AT HAMPTON LAKE, LLC

K. HOVNANIAN AT FRANKLIN II, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP II, LLC*

K. HOVNANIAN AT FREEHOLD TOWNSHIP III, LLC

K. HOVNANIAN AT FRESNO, LLC

K. HOVNANIAN AT GALLERY, LLC

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GENEVA MEADOWS, LLC

K. HOVNANIAN AT GILROY 60, LLC

K. HOVNANIAN AT GILROY, LLC

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

K. HOVNANIAN AT HAMPTON COVE, LLC

K. HOVNANIAN AT HAMPTON LAKE, LLC

K. HOVNANIAN AT HANOVER ESTATES, LLC

K. HOVNANIAN AT HERSHEY'S MILL, INC.

K. HOVNANIAN AT HIDDEN BROOK, LLC

K. HOVNANIAN AT HILLSBOROUGH, LLC

K. HOVNANIAN AT HILLTOP RESERVE II, LLC

K. HOVNANIAN AT HILLTOP RESERVE, LLC

K. HOVNANIAN AT HOWELL II, LLC

K. HOVNANIAN AT HOWELL III, LLC

K. HOVNANIAN AT HOWELL, LLC

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

K. HOVNANIAN AT HUNTER'S POND, LLC*

K. HOVNANIAN AT HUNTFIELD, LLC

K. HOVNANIAN AT INDIAN WELLS, LLC

K. HOVNANIAN AT ISLAND LAKE, LLC

K. HOVNANIAN AT JACKSON I, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JAEGER RANCH, LLC

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.

K. HOVNANIAN AT KEYPORT, L.L.C.

K. HOVNANIAN AT LA COSTA GREENS, L.L.C.

K. HOVNANIAN AT LA LAGUNA, L.L.C.

K. HOVNANIAN AT LADD RANCH, LLC*

K. HOVNANIAN AT LAKE BURDEN, LLC

K. HOVNANIAN AT LAKE LECLARE, LLC

K. HOVNANIAN AT LAKE RANCHO VIEJO, LLC

K. HOVNANIAN AT LAKE RIDGE ESTATES, LLC

K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

K. HOVNANIAN AT LEE SQUARE, L.L.C.

K. HOVNANIAN AT LENAH WOODS, LLC

K. HOVNANIAN AT LILY ORCHARD, LLC

K. HOVNANIAN AT LINK FARM, LLC

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND II, L.L.C.

K. HOVNANIAN AT MAGNOLIA PLACE, LLC

K. HOVNANIAN AT MAHWAH VI, INC.

K. HOVNANIAN AT MAIN STREET SQUARE, LLC

K. HOVNANIAN AT MALAN PARK, L.L.C.

K. HOVNANIAN AT MANALAPAN II, L.L.C.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

K. HOVNANIAN AT MANALAPAN IV, LLC*

K. HOVNANIAN AT MANALAPAN V, LLC

K. HOVNANIAN AT MANALAPAN VI, LLC

K. HOVNANIAN AT MANSFIELD II, L.L.C.

K. HOVNANIAN AT MANTECA, LLC

K. HOVNANIAN AT MAPLE AVENUE, L.L.C.

K. HOVNANIAN AT MARLBORO IX, LLC

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.

K. HOVNANIAN AT MARLBORO VI, L.L.C.

K. HOVNANIAN AT MARPLE, LLC

K. HOVNANIAN AT MEADOWRIDGE VILLAS, LLC

K. HOVNANIAN AT MELANIE MEADOWS, LLC

K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.

K. HOVNANIAN AT MERIDIAN HILLS, LLC*

K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.

K. HOVNANIAN AT MIDDLETOWN II, L.L.C.

K. HOVNANIAN AT MIDDLETOWN III, LLC

K. HOVNANIAN AT MIDDLETOWN, LLC

K. HOVNANIAN AT MILLVILLE I, L.L.C.

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MONROE IV, L.L.C.

K. HOVNANIAN AT MONROE NJ II, LLC

K. HOVNANIAN AT MONROE NJ III, LLC

K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTGOMERY, LLC

K. HOVNANIAN AT MONTVALE II, LLC

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MORRIS TWP II, LLC*

K. HOVNANIAN AT MORRIS TWP, LLC

K. HOVNANIAN AT MT. LAUREL, LLC

K. HOVNANIAN AT MUIRFIELD, LLC

K. HOVNANIAN AT MYSTIC DUNES, LLC*

K. HOVNANIAN AT NICHOLSON, LLC*

K. HOVNANIAN AT NORTH BERGEN. L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL IV, L.L.C.

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT NORTHAMPTON, L.L.C.

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN AT NORTHFIELD, L.L.C.

K. HOVNANIAN AT NORTHRIDGE ESTATES, LLC

K. HOVNANIAN AT NORTON LAKE, LLC

K. HOVNANIAN AT NOTTINGHAM MEADOWS, LLC

K. HOVNANIAN AT OAK POINTE, LLC

K. HOVNANIAN AT OCEAN TOWNSHIP, INC

K. HOVNANIAN AT OCEAN VIEW BEACH CLUB, LLC

K. HOVNANIAN AT OCEANPORT, L.L.C.

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT ORCHARD MEADOWS, LLC*

K. HOVNANIAN AT PALM VALLEY, L.L.C.

K. HOVNANIAN AT PARKSIDE, LLC

K. HOVNANIAN AT PARSIPPANY, L.L.C.

K. HOVNANIAN AT PAVILION PARK, LLC

K. HOVNANIAN AT PELHAM'S REACH, LLC*

K. HOVNANIAN AT PIAZZA D'ORO, L.L.C.

K. HOVNANIAN AT PIAZZA SERENA, L.L.C

K. HOVNANIAN AT PICKETT RESERVE, LLC

K. HOVNANIAN AT PITTSGROVE, L.L.C.

K. HOVNANIAN AT PLANTATION LAKES, L.L.C.

K. HOVNANIAN AT POINTE 16, LLC

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. HOVNANIAN AT POSITANO, LLC

K. HOVNANIAN AT PRADO, L.L.C.

K. HOVNANIAN AT PRAIRIE POINTE, LLC

K. HOVNANIAN AT QUAIL CREEK, L.L.C.

K. HOVNANIAN AT RANCHO CABRILLO, LLC

K. HOVNANIAN AT RANDALL HIGHLANDS, LLC*

K. HOVNANIAN AT RANDOLPH I, L.L.C.

K. HOVNANIAN AT RAPHO, L.L.C

K. HOVNANIAN AT RAYMOND FARM, LLC*

K. HOVNANIAN AT REDTAIL, LLC

K. HOVNANIAN AT RESERVES AT WHEATLANDS, LLC

K. HOVNANIAN AT RESIDENCE AT DISCOVERY SQUARE, LLC

K. HOVNANIAN AT RIDGEMONT, L.L.C.

K. HOVNANIAN AT RIVER HILLS, LLC*

K. HOVNANIAN AT ROCK LEDGE, LLC

K. HOVNANIAN AT RODERUCK, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT SAGE, L.L.C.

K. HOVNANIAN AT SAGEBROOK, LLC

K. HOVNANIAN AT SANTA NELLA, LLC

K. HOVNANIAN AT SAWMILL, INC.

K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.

K. HOVNANIAN AT SEASONS LANDING, LLC

K. HOVNANIAN AT SHELDON GROVE, LLC

K. HOVNANIAN AT SHREWSBURY, LLC

K. HOVNANIAN AT SIGNAL HILL, LLC

K. HOVNANIAN AT SILVER SPRING, L.L.C.

K. HOVNANIAN AT SILVERSTONE, LLC

K. HOVNANIAN AT SILVERWOOD GLEN, LLC*

K. HOVNANIAN AT SKYE ISLE, LLC

K. HOVNANIAN AT SKYE ON MCDOWELL, LLC

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOMERSET, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK II, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK III, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.

K. HOVNANIAN AT STANTON, LLC

K. HOVNANIAN AT STATION SQUARE, L.L.C.

K. HOVNANIAN AT SUMMERLAKE, LLC

K. HOVNANIAN AT SUNRIDGE PARK, LLC

K. HOVNANIAN AT SUNRISE TRAIL II, LLC

K. HOVNANIAN AT SUNRISE TRAIL III, LLC

K. HOVNANIAN AT SUNRISE TRAIL, LLC*

K. HOVNANIAN AT TAMARACK SOUTH LLC*

K. HOVNANIAN AT TANGLEWOOD OAKS, LLC*

K. HOVNANIAN AT TERRA BELLA TWO, LLC

K. HOVNANIAN AT THE COMMONS AT RICHMOND HILL, LLC

K. HOVNANIAN AT THE CROSBY, LLC

K. HOVNANIAN AT THE HIGHLANDS AT SUMMERLAKE GROVE, LLC*

K. HOVNANIAN AT THE MONARCH, L.L.C.

K. HOVNANIAN AT THE PROMENADE AT BEAVER CREEK, LLC

K. HOVNANIAN AT THOMPSON RANCH, LLC

K. HOVNANIAN AT TRAFFORD PLACE, LLC

K. HOVNANIAN AT TRAIL RIDGE, LLC

K. HOVNANIAN AT UPPER PROVIDENCE, LLC

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT VALLE DEL SOL, LLC

K. HOVNANIAN AT VALLETTA, LLC*

K. HOVNANIAN AT VERONA ESTATES, LLC

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT VICTORVILLE, L.L.C.

K. HOVNANIAN AT VILLAGE OF ROUND HILL, LLC*

K. HOVNANIAN AT VINEYARD HEIGHTS, LLC

K. HOVNANIAN AT VISTA DEL SOL, L.L.C.

K. HOVNANIAN AT WALDWICK, LLC

K. HOVNANIAN AT WALKERS GROVE, LLC

K. HOVNANIAN AT WARREN TOWNSHIP II, LLC

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.

K. HOVNANIAN AT WATERFORD, LLC*

K. HOVNANIAN AT WATERSTONE, LLC

K. HOVNANIAN AT WAYNE IX, L.L.C.

K. HOVNANIAN AT WELLSPRINGS, LLC*

K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.

K. HOVNANIAN AT WESTBROOK, LLC

K. HOVNANIAN AT WESTSHORE, LLC

K. HOVNANIAN AT WHEELER RANCH, LLC

K. HOVNANIAN AT WHEELER WOODS, LLC

K. HOVNANIAN AT WHITEMARSH, LLC

K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.

K. HOVNANIAN AT WOODCREEK WEST, LLC

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN BELDEN POINTE, LLC

K. HOVNANIAN BELMONT RESERVE, LLC

K. HOVNANIAN BUILDING COMPANY, LLC*

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN COMPANIES OF ARIZONA, LLC*

K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN COMPANIES, LLC

K. HOVNANIAN CONSTRUCTION II, INC

K. HOVNANIAN CONSTRUCTION III, INC

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.

K. HOVNANIAN CONTRACTORS OF OHIO, LLC

K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.

K. HOVNANIAN CYPRESS CREEK, LLC*

K. HOVNANIAN CYPRESS KEY, LLC

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.

K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN DFW AUBURN FARMS, LLC

K. HOVNANIAN DFW BELMONT, LLC

K. HOVNANIAN DFW BERKSHIRE, LLC*

K. HOVNANIAN DFW BERKSHIRE II, LLC*

K. HOVNANIAN DFW CARILLON, LLC*

K. HOVNANIAN DFW HARMON FARMS, LLC

K. HOVNANIAN DFW HEATHERWOOD, LLC*

K. HOVNANIAN DFW HERITAGE CROSSING, LLC

K. HOVNANIAN DFW HERON POND, LLC*

K. HOVNANIAN DFW HOMESTEAD, LLC

K. HOVNANIAN DFW INSPIRATION, LLC

K. HOVNANIAN DFW LEXINGTON, LLC

K. HOVNANIAN DFW LIBERTY CROSSING, LLC

K. HOVNANIAN DFW LIGHT FARMS, LLC

K. HOVNANIAN DFW LIGHT FARMS II, LLC

K. HOVNANIAN DFW MAXWELL CREEK, LLC*

K. HOVNANIAN DFW MIDTOWN PARK, LLC

K. HOVNANIAN DFW MUSTANG LAKES, LLC*

K. HOVNANIAN DFW PALISADES, LLC

K. HOVNANIAN DFW PARKSIDE, LLC

K. HOVNANIAN DFW RICHWOODS, LLC*

K. HOVNANIAN DFW RIDGEVIEW, LLC

K. HOVNANIAN DFW SEVENTEEN LAKES, LLC

K. HOVNANIAN DFW TRAILWOOD, LLC

K. HOVNANIAN DFW VILLAS AT MUSTANG PARK, LLC

K. HOVNANIAN DFW WELLINGTON, LLC

K. HOVNANIAN DFW WILDRIDGE, LLC

K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

K. HOVNANIAN EDGEBROOK, LLC

K. HOVNANIAN ESTATES AT REGENCY, L.L.C.

K. HOVNANIAN ESTATES AT WEKIVA, LLC

K. HOVNANIAN FALLS POINTE, LLC

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN FLORIDA REALTY, L.L.C.

K. HOVNANIAN FOREST VALLEY, LLC

K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, LLC

K. HOVNANIAN FOUR SEASONS AT GOLD HILL, LLC

K. HOVNANIAN GRAND CYPRESS, LLC

K. HOVNANIAN GRANDEFIELD, LLC

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC

K. HOVNANIAN GREAT WESTERN HOMES, LLC

K. HOVNANIAN HAMPTONS AT OAK CREEK II, L.L.C.

K. HOVNANIAN HIDDEN HOLLOW, LLC

K. HOVNANIAN HIGHLAND RIDGE, LLC

K. HOVNANIAN HOLDINGS NJ, L.L.C.

K. HOVNANIAN HOMES - DFW, L.L.C.

K. HOVNANIAN HOMES AT BROOK MANOR, LLC

K. HOVNANIAN HOMES AT BURKE JUNCTION, LLC

K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.

K. HOVNANIAN HOMES AT CREEKSIDE, LLC

K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

K. HOVNANIAN HOMES AT LEIGH MILL, LLC

K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.

K. HOVNANIAN HOMES AT PARKSIDE, LLC*

K. HOVNANIAN HOMES AT REEDY CREEK, LLC

K. HOVNANIAN HOMES AT RUSSETT, L.L.C.

K. HOVNANIAN HOMES AT SALT CREEK LANDING, LLC

K. HOVNANIAN HOMES AT SHELL HALL, LLC

K. HOVNANIAN HOMES AT ST. JAMES PLACE, LLC

K. HOVNANIAN HOMES AT THE ABBY, LLC

K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC

K. HOVNANIAN HOMES AT THE PADDOCKS, LLC

K. HOVNANIAN HOMES AT THOMPSON'S GRANT, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANGE, LLC*

K. HOVNANIAN HOMES AT WILLOWSFORD GRANT, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GREENS, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD NEW, LLC*

K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN HOMES OF D.C., L.L.C.

K. HOVNANIAN HOMES OF DELAWARE I, LLC*

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.

K. HOVNANIAN HOMES OF FLORIDA I, LLC*

K. HOVNANIAN HOMES OF GEORGIA, L.L.C.

K. HOVNANIAN HOMES OF HOUSTON, L.L.C.

K. HOVNANIAN HOMES OF LONGACRE VILLAGE, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND I, LLC*

K. HOVNANIAN HOMES OF MARYLAND II, LLC*

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA AT ARBOR CREEK, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT AUTUMN MEADOWS, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT BRYNWOOD, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT CEDAR HOLLOW, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT FOUNDER'S RIDGE, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT HARPERS STREET WOODS, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT OAKS OF OXBOW, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT REGENT'S POINT, LLC

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN HOMES OF SOUTH CAROLINA, LLC

K. HOVNANIAN HOMES OF VIRGINIA I, LLC*

K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN HOUSTON CITY HEIGHTS, LLC

K. HOVNANIAN HOVWEST HOLDINGS, L.L.C.*

K. HOVNANIAN INDIAN TRAILS, LLC

K. HOVNANIAN JV HOLDINGS, L.L.C.*

K. HOVNANIAN JV SERVICES COMPANY, L.L.C.*

K. HOVNANIAN LADUE RESERVE, LLC

K. HOVNANIAN LAKE PARKER, LLC*

K. HOVNANIAN LAKES OF GREEN, LLC

K. HOVNANIAN LEGACY AT VIA BELLA, LLC

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC

K. HOVNANIAN MANALAPAN ACQUISITION, LLC

K. HOVNANIAN MONARCH GROVE, LLC

K. HOVNANIAN MONTCLAIRE ESTATES, LLC*

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN NORTHPOINTE 40S, LLC

K. HOVNANIAN OF HOUSTON II, L.L.C.

K. HOVNANIAN OF OHIO, LLC

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PARKSIDE HOLDINGS, LLC*

K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PROPERTIES OF RED BANK, INC.

K. HOVNANIAN REYNOLDS RANCH, LLC

K. HOVNANIAN RIVENDALE, LLC

K. HOVNANIAN RIVERSIDE, LLC

K. HOVNANIAN SCHADY RESERVE, LLC

K. HOVNANIAN SERENO, LLC*

K. HOVNANIAN SHERWOOD AT REGENCY, LLC

K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTH FORK, LLC

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN STERLING RANCH, LLC

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF KENTUCKY, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES, L.L.C.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

K. HOVNANIAN TBD, LLC*

K. HOVNANIAN TERRALARGO, LLC*

K. HOVNANIAN TIMBRES AT ELM CREEK, LLC

K. HOVNANIAN UNION PARK, LLC

K. HOVNANIAN VENTURE I, L.L.C.

K. HOVNANIAN VILLAGE GLEN, LLC

K. HOVNANIAN WATERBURY, LLC

K. HOVNANIAN WHITE ROAD, LLC

K. HOVNANIAN WINDWARD HOMES, LLC

K. HOVNANIAN WOODLAND POINTE, LLC

K. HOVNANIAN WOODRIDGE PLACE, LLC

K. HOVNANIAN'S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT BEAUMONT, LLC

K. HOVNANIAN'S FOUR SEASONS AT BRIARGATE, LLC

K. HOVNANIAN'S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT HEMET, LLC

K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT LOS BANOS, LLC

K. HOVNANIAN'S FOUR SEASONS AT MALIND BLUFF, LLC*

K. HOVNANIAN'S FOUR SEASONS AT MORENO VALLEY, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT PALM SPRINGS, LLC

K. HOVNANIAN'S FOUR SEASONS AT RENAISSANCE, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT RUSH CREEK II, LLC

K. HOVNANIAN'S FOUR SEASONS AT RUSH CREEK, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT SILVER MAPLE FARM, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT THE MANOR II, LLC

K. HOVNANIAN'S FOUR SEASONS AT THE MANOR, LLC

K. HOVNANIAN'S PARKSIDE AT TOWNGATE, L.L.C.

K. HOVNANIAN'S SONATA AT THE PRESERVE, LLC*

K. HOVNANIAN'S VERANDA AT RIVERPARK, LLC

K. HOVNANIAN’S VERANDA AT RIVERPARK II, LLC

KHH SHELL HALL LOAN ACQUISITION, LLC

LANDARAMA, INC.

LAUREL HIGHLANDS, LLC

M&M AT CHESTERFIELD, LLC

M&M AT CRESCENT COURT, L.L.C.

M&M AT MONROE WOODS, L.L.C.

M&M AT WEST ORANGE, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MCNJ, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

MM-BEACHFRONT NORTH I, LLC

NEW HOME REALTY, LLC

NEW LAND TITLE AGENCY, L.L.C.

PADDOCKS, L.L.C.

PARK TITLE COMPANY, LLC

PINE AYR, LLC

RIDGEMORE UTILITY, L.L.C.

SEABROOK ACCUMULATION CORPORATION

SHELL HALL CLUB AMENITY ACQUISITION, LLC

SHELL HALL LAND ACQUISITION, LLC

STONEBROOK HOMES, INC.

TERRAPIN REALTY, L.L.C.

THE MATZEL & MUMFORD ORGANIZATION, INC

WASHINGTON HOMES, INC.

WESTMINSTER HOMES, INC.

WH PROPERTIES, INC.

WOODMORE RESIDENTIAL, L.L.C.

WTC VENTURES, L.L.C.

* Denotes Secured Group Guarantors

By:
Name:
Title: Authorized Officer

[This Guarantee relates to K. Hovnanian Enterprises, Inc.’s 9.50%
Senior Secured Notes due 2020 – CUSIP No.: ____________]

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of ___________, ____

among

K. HOVNANIAN ENTERPRISES, INC.

HOVNANIAN ENTERPRISES, INC.

The Other Guarantors Party Hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

9.50% Senior Secured Notes Due 2020

THIS [________] SUPPLEMENTAL INDENTURE (this “[________] Supplemental Indenture”), entered into as of [________], [_____], among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc., a Delaware corporation (the “Company”), [list each new guarantor and its jurisdiction of incorporation] (each an “Undersigned”) and Wilmington Trust, National Association, a national banking association, as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Issuer, Company, the other Guarantors party thereto and the Trustee and the Collateral Agent entered into an indenture, dated as of September 8, 2016 (the “Indenture”), relating to the Issuer’s 9.50% Senior Secured Notes Due 2020 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this [________] Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, ARTICLE VI thereof.

Section 3. This [________] Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This [________] Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5. This [________] Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this [________] Supplemental Indenture shall henceforth be read together.

Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Issuer, the Company and each of the undersigned.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this [________] Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC.,
as Issuer

By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL
ASSOCIATION as Trustee and Collateral Agent

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)     REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”),

(2)     AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, NOT TO OFFER, SELL, OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER, THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION (THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE), AND

C-1

(3)     AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED. TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

AFFILIATE LEGEND

INTERESTS IN THIS NOTE MAY BE HELD BY AFFILIATES (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE ISSUER OR BY PERSONS WHO HAVE ACQUIRED SUCH INTERESTS FROM AN AFFILIATE IN A TRANSACTION OR CHAIN OF TRANSACTIONS NOT INVOLVING ANY PUBLIC OFFERING. ACCORDINGLY, EXCEPT AS PERMITTED BY THE INDENTURE, THIS NOTE MAY NOT BE TRANSFERRED OR EXCHANGED FOR INTERESTS IN AN UNRESTRICTED GLOBAL NOTE (AS DEFINED IN THE INDENTURE) UNTIL THE DATE THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS MAY BE PERMITTED BY THE INDENTURE AND RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION THEREOF)) AFTER THE LAST DATE ON WHICH EITHER THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS NOTE.

E-1

EXHIBIT F

Regulation S Certificate

___________, ____

Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Facsimile: 302-636-4149
Attention: Global Capital Markets – K. Hovnanian Relationship Manager

Re:          K. Hovnanian Enterprises, Inc.
9.50% Senior Secured Notes due 2020 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of September 8, 2016 relating to the Notes

Dear Sirs:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE OR COMPLETE SECTIONS C AND D AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.

The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

☐ C.

CHECK IF SELLER OR OWNER ACQUIRED ITS CERTIFICATED NOTE FROM AN AFFILIATE OF THE ISSUER. The Certificated Note being [transferred][exchanged] by us has not been held by an affiliate (as defined in Rule 144) of the Issuer for the period of [one year][6] prior to the date of the [transfer][exchange].

☐ D.	CHECK IF THE PURCHASER IS AN AFFILIATE OF THE ISSUER AND WILL RECEIVE A CERTIFICATED NOTE.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6 The transferor may insert a different period under the circumstances set forth in the Section 2.12, subject to the delivery of any documentation requested pursuant to Section 2.12.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS)
OR OWNER (FOR EXCHANGES)]

By:
Name: Title: Address:

Date:

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT G

Rule 144A Certificate

___________, ____

Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Facsimile: 302-636-4149
Attention: Global Capital Markets – K. Hovnanian Relationship Manager

Re:          K. Hovnanian Enterprises, Inc.
9.50% Senior Secured Notes due 2020 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of September 8, 2016 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE OR COMPLETE SECTIONS C AND D AS APPLICABLE.]

☐A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐B.	Our proposed transfer or exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

☐ C.

CHECK IF SELLER OR OWNER ACQUIRED ITS CERTIFICATED NOTE FROM AN AFFILIATE OF THE ISSUER. The Certificated Note being [transferred][exchanged] by us has not been held by an affiliate (as defined in Rule 144) of the Issuer for the period of [one year][7] prior to the date of the [transfer][exchange].

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☐ D.	CHECK IF THE PURCHASER IS AN AFFILIATE OF THE ISSUER AND WILL RECEIVE A CERTIFICATED NOTE.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

7 The transferor may insert a different period under the circumstances set forth in the Section 2.12, subject to the delivery of any documentation requested pursuant to Section 2.12.

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EXHIBIT H

Institutional Accredited Investor Certificate

Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Facsimile: 302-636-4149
Attention: Global Capital Markets – K. Hovnanian Relationship Manager

Re:	K. Hovnanian Enterprises, Inc. 9.50% Senior Secured Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of September 8, 2016 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A, B OR C AS APPLICABLE OR COMPLETE SECTIONS D AND E AS APPLICABLE.]

☐ A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed purchase of $____ principal amount of a beneficial interest in a Global Note

☐ C.	Our proposed transfer or exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.

We are an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.

We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.

We are not acquiring the Notes or beneficial interest therein with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided, that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.

We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

☐ D.

CHECK IF SELLER OR OWNER ACQUIRED ITS CERTIFICATED NOTE FROM AN AFFILIATE OF THE ISSUER. The Certificated Note being [transferred][exchanged] by us has not been held by an affiliate (as defined in Rule 144) of the Issuer for the period of [one year][8] prior to the date of the [transfer][exchange].

☐ E.	CHECK IF THE PURCHASER IS AN AFFILIATE OF THE ISSUER AND WILL RECEIVE A CERTIFICATED NOTE.

We agree for the benefit of the Issuer and the Guarantors, on our own behalf and on behalf of each account for which we are acting, that we will not resell or otherwise transfer this Note or any beneficial interest herein except (A) to the Issuer, the Company or any of its subsidiaries, (B) to a person whom we reasonably believe is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (C) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S of the Securities Act, (D) in a transaction meeting the requirements of Rule 144 under the Securities Act, (E) to an Institutional Accredited Investor that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of the Notes (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Issuer and the Trustee that such transfer is in compliance with the Securities Act, (F) in accordance with another exemption form the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Issuer and the Trustee) or (G) pursuant to an effective Registration Statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction.

Prior to the registration of any transfer or exchange, we acknowledge that the Issuer reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

8 The transferor may insert a different period under the circumstances set forth in the Section 2.12, subject to the delivery of any documentation requested pursuant to Section 2.12.

We understand that the Trustee will not be required to accept for registration of transfer or exchange any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with. We further agree to deliver to each person acquiring any of the Notes or any beneficial interest therein from us a notice advising such person that resales of the Notes are restricted as stated herein.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:

Date:

Address:

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number

EXHIBIT I

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:

Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Facsimile: 302-636-4149
Attention: Global Capital Markets – K. Hovnanian Relationship Manager

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking, société anonyme]

Re:	K. Hovnanian Enterprises, Inc.
9.50% Senior Secured Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of September 8, 2016 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $_______ principal amount of Notes issued under the Indenture and represented by a Regulation S Temporary Global Note (as defined in the Indenture).

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.

We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

Date:

By:
Name: Title: Address:

[FORM II]

Certificate of Beneficial Ownership

To:	Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890 Facsimile: 302-636-4149 Attention: Global Capital Markets – K. Hovnanian Relationship Manager

Re:	K. Hovnanian Enterprises, Inc.
9.50% Senior Secured Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of September 8, 2016 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations (“Member Organizations”) appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Regulation S Temporary Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Regulation S Temporary Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Regulation S Temporary Global Note excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Regulation S Temporary Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System]

OR

[CLEARSTREAM BANKING, société anonyme]

By:
Name:
Title:
Address:

Date:

EXHIBIT J

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

 J-1

EXHIBIT K

UNRESTRICTED SUBSIDIARIES

77 HUDSON STREET JOINT DEVELOPMENT, L.L.C.

AG/HOV DELRAY HOLDINGS, L.L.C.

AG/HOV DELRAY, L.L.C.

AL TAHALUF AL AQARY LLC (AL TAHALUF REAL ESTATE LIMITED LIABILITY COMPANY)

COBBLESTONE SQUARE DEVELOPMENT, L.L.C.

FAIR LAND TITLE COMPANY, INC.

GTIS-HOV ARBORS AT MONROE LLC

GTIS-HOV ARBORS AT MONROE PARENT LLC

GTIS-HOV DULLES PARKWAY PARENT LLC

GTIS-HOV FESTIVAL LAKES LLC

GTIS-HOV FOUR PONDS PARENT LLC

GTIS-HOV GREENFIELD CROSSING PARENT LLC

GTIS-HOV HEATHERFIELD PARENT LLC

GTIS-HOV HOLDINGS LLC

GTIS-HOV HOLDINGS V LLC

GTIS-HOV LAKES OF CANE BAY PARENT LLC

GTIS-HOV LEELAND STATION LLC

GTIS-HOV PARKSIDE OF LIBERTYVILLE LLC

GTIS-HOV PARKSIDE OF LIBERTYVILLE PARENT LLC

GTIS-HOV PINNACLE PEAK PATIO PARENT LLC

GTIS-HOV POINTE 16 LLC

GTIS-HOV POSITANO LLC

GTIS-HOV RANCHO 79 LLC

GTIS-HOV RESIDENCES AT DULLES PARKWAY LLC

GTIS-HOV RESIDENCES AT GREENFIELD CROSSING LLC

GTIS-HOV SAUGANASH GLEN PARENT LLC

GTIS-HOV SAUGANSH GLEN LLC

GTIS-HOV VILLAGES AT PEPPER MILL LLC

GTIS-HOV WARMINSTER LLC

GTIS-HOV WILLOWSFORD WINDMILL, LLC

HOVSITE CATALINA LLC

HOVSITE CHURCHILL CLUB LLC

HOVSITE CIDER GROVE LLC

HOVSITE FIRENZE LLC

HOVSITE FLORIDA HOLDINGS LLC

HOVSITE GREENWOOD MANOR LLC

HOVSITE HOLDINGS II LLC

HOVSITE HOLDINGS III LLC

HOVSITE HOLDINGS LLC

HOVSITE HUNT CLUB LLC

HOVSITE II CASA DEL MAR LLC

HOVSITE III AT PARKLAND LLC

 K-1

HOVSITE ILLINOIS HOLDINGS LLC

HOVSITE IRISH PRAIRIE LLC

HOVSITE LIBERTY LAKES LLC

HOVSITE MONTEVERDE 1 & 2 LLC

HOVSITE MONTEVERDE 3 & 4 LLC

HOVSITE PROVIDENCE LLC

HOVSITE SOUTHAMPTON LLC

K. HOVNANIAN 77 HUDSON STREET INVESTMENTS, L.L.C.

K. HOVNANIAN AMERICAN MORTGAGE, L.L.C.

K. HOVNANIAN AT 77 HUDSON STREET URBAN RENEWAL COMPANY, L.L.C.

K. HOVNANIAN AT DELRAY BEACH, L.L.C.

K. HOVNANIAN AT HEATHERFIELD, LLC

K. HOVNANIAN AT MIDDLETOWN IV, LLC

K. HOVNANIAN AT PHILADELPHIA I, L.L.C.

K. HOVNANIAN AT PINNACLE PEAK PATIO, LLC

K. HOVNANIAN AT PORT IMPERIAL INVESTMENT, LLC

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL II, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL III, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.

K. HOVNANIAN AT SOUTHPOINTE, LLC

K. HOVNANIAN AT TRAVERSE, LLC

K. HOVNANIAN AT TRENTON II, L.L.C.

K. HOVNANIAN AT TRENTON URBAN RENEWAL, L.L.C.

K. HOVNANIAN GT INVESTMENT, L.L.C.

K. HOVNANIAN GT V INVESTMENT, LLC

K. HOVNANIAN HOVSITE II INVESTMENT, LLC

K. HOVNANIAN HOVSITE III INVESTMENT, LLC

K. HOVNANIAN INVESTMENTS, L.L.C.

K. HOVNANIAN M.E. INVESTMENTS, LLC

K. HOVNANIAN NASSAU GROVE HOLDINGS, L.L.C.

K. HOVNANIAN TERRA LAGO INVESTMENT, LLC

K. HOVNANIAN'S FOUR SEASONS AT LAKES OF CANE BAY LLC

MILLENNIUM TITLE AGENCY, LTD.

MM-BEACHFRONT NORTH II, L.L.C.

NASSAU GROVE ENTERPRISES, L.L.C.

PORT IMPERIAL PARTNERS, LLC

TERRA LAGO INDIO LLC

TRAVERSE PARTNERS, LLC

WHI-REPUBLIC, LLC

 K-2

EXHIBIT L

COLLATERAL PERFECTION OFFICER’S CERTIFICATE

K. HOVNANIAN ENTERPRISES, INC.

DATED: [      ]

This Certificate is being furnished to you pursuant to Section 11.05(c) of that certain Indenture for the 9.50% Senior Secured Notes due 2020 dated as of September 8, 2016, among K. Hovnanian Enterprises, Inc., as issuer, Hovnanian Enterprises, Inc., the other guarantors party thereto and Wilmington Trust, National Association, as Trustee and Collateral Agent.

The undersigned, [                    ], HEREBY CERTIFIES, in the undersigned’s capacity as an Officer of the Company and not in his individual capacity, that:

1.     There has been no change to the information set forth in the [Perfection Certificate dated [       ], 2016 and the schedules thereto remain true and correct]9 [Perfection Certificate dated [        ], 2016, as amended by the Collateral Perfection Officer’s Certificate dated [_______],10 and the schedules to such Perfection Certificate, as amended by such Collateral Perfection Officer’s Certificate[s], remain true and correct]11[, except as set forth on Schedule A hereto].

2.      With respect to each jurisdiction listed on Schedule [A][B] hereto, I have been advised by counsel admitted to the bar in such jurisdiction that such counsel has reviewed the form of mortgage for such jurisdiction, and that no changes, modifications, revisions, amendments or supplements to such form of mortgage are necessary, as of the date hereof, to perfect the Liens on the underlying mortgaged property[, except that, with respect to [list jurisdiction], such form of mortgage should be replaced with the form of mortgage attached hereto as Annex A in order for such mortgage to perfect the Liens on the underlying mortgaged property upon filing and recording of such mortgage].

[Remainder of page intentionally left blank]

9 To be used for first annual Collateral Perfection Officers’ Certificate.

10 This should include references to all previously delivered Collateral Perfection Officers’ Certificates.

11 To be used for all Collateral Perfection Officers’ Certificates after the first.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC.

__________________________________
Name:
Title:

[SCHEDULE A]

SCHEDULE [A][B]

List of Mortgage States

[ANNEX A]